                                                                    Exhibit 10.7


                                LOAN AGREEMENT
                                     for a
                             U.S.$100,000,000 Loan
                                      to
                      AMERICAN EAGLE TANKERS INC. LIMITED



                                  provided by
           the banks and financial institutions listed in schedule 1

                           Arranger and Underwriter
                           Danmarks Skibskreditfond

                                     Agent
                           Danmarks Skibskreditfond

                               Security Trustee
                           Danmarks Skibskreditfond






                                  Norton Rose

                                   Contents

Clause                                                                                                Page
 1     Purpose and definitions..................................................................         1
 2     The Commitment and the Loan..............................................................        10
 3     Interest and Interest Periods............................................................        11
 4     Repayment and prepayment.................................................................        13
 5     Commitment commission, fees and expenses.................................................        15
 6     Payments and taxes; accounts and calculations............................................        16
 7     Representations and warranties...........................................................        17
 8     Undertakings.............................................................................        21
 9     Conditions...............................................................................        25
 10    Events of Default........................................................................        26
 11    Indemnities..............................................................................        29
 12    Unlawfulness and increased costs.........................................................        30
 13    Security and set-off.....................................................................        32
 14    Assignment, substitution and lending office..............................................        33
 15    Agent and Security Trustee...............................................................        36
 16    Notices and other matters................................................................        36
 17    Governing law and jurisdiction...........................................................        38
Schedule 1 The Lenders and their Commitments....................................................        39
Schedule 2 Form of Drawdown Notice..............................................................        40
Schedule 3 Documents and evidence required as conditions precedent to making
available the Commitment........................................................................        41
Schedule 4 Form of Substitution Certificate.....................................................        45

Schedule 5 Form of Deed and Covenant............................................................        49
Schedule 6 Form of Manager's Undertaking........................................................        50
Schedule 7 Form of Classification Letter........................................................        57
Schedule 8 Form of Officer's Certificate........................................................        59

THIS  AGREEMENT is dated 29 May 2001 and made BETWEEN:

(1)  AMERICAN EAGLE TANKERS INC. LIMITED as Borrower;

(2) the banks and financial institutions whose names and addresses are set out in schedule 1 as Lenders;

(3)  DANMARKS SKIBSKREDITFOND as Arranger and Underwriter;

(4)  DANMARKS SKIBSKREDITFOND as Agent; and

(5)  DANMARKS SKIBSKREDITFOND as Security Trustee.

IT IS AGREED as follows:

1    Purpose and definitions

1.1  Purpose

     This Agreement sets out the terms and conditions upon and subject to which the Lenders agree to make available to the Borrower, a loan of $100,000,000 to be used for the purpose of financing part of the cost of the purchase of the Ships.

1.2  Definitions

     In this Agreement, unless the context otherwise requires:

     "Advance" means each borrowing of a proportion of the Commitment by the Borrower or (as the context may require) the principal amount of such borrowing and means:

     (a)  in relation to Eagle One, the Eagle One Advance; and

     (b)  in relation to Eagle Two, the Eagle Two Advance.

     "Agency Agreement" means the agency agreement executed or (as the context may require) to be executed between the Agent and the Lenders in the agreed form;

     "Agent" means Danmarks Skibskreditfond of Sankt Annae Plads 1-3, Postboks 3028, 1021 K0benhavn K, Denmark or such other person which is a Lender as may be appointed agent for the Lenders pursuant to the Agency Agreement and includes its successors and assigns;

     "Approved Manager" means, for the time being, the Borrower, NOL (or any Subsidiary thereof) or any other company which the Lenders may approve from time to time (such approval not to be unreasonably withheld or delayed) as technical and/or commercial manager of the Ships provided that any request for approval of the appointment has been notified to the Agent at least 15 days prior to such proposed appointment being made and such manager has duly executed and delivered a Manager's Undertaking to the Security Trustee;

     "Arranger" means Danmarks Skibskreditfond of Sankt Anne Plads 1-3, Postboks 3028, 1021 K0benhavn K, Denmark and includes its successors and assigns;

     "Assignee" has the meaning ascribed thereto in clause 15.3;

     "Banking Day" means a day on which dealings in deposits in Dollars are carried on in the London Interbank Eurocurrency Market and (other than Saturday or Sunday) on which banks are open for business in London, New York City and Copenhagen (or any other relevant place of payment under clause 6);

     "Bareboat Charter' means any charterparty by demise entered into by the Borrower with a Charterer;

     "Borrowed Money" means Indebtedness in respect of (a) money borrowed or raised and debit balances at banks, (b) any bond, note, loan stock, debenture or similar debt instrument, (C) acceptance or documentary credit facilities, (d) receivables sold or discounted (otherwise than on a non-recourse basis), (e) deferred payments for assets or services acquired, (f) finance leases and hire purchase contracts, (g) swaps, forward exchange contracts, futures and other derivatives, (h) any other transaction (including without limitation forward sale or purchase agreements) having the commercial effect of a borrowing or raising of money or of any of (b) to (g) above and (i) guarantees in respect of Indebtedness of any person falling within any of (a) to (h) above;

     "Borrower" means American Eagle Tankers Inc. Limited of Milner House, 18 Parliament Street, Hamilton, Bermuda and includes its successors in title;

     "Borrower's Security Documents" means, at any relevant time, such of the Security Documents as shall have been executed by the Borrower at such time;

     "Builder" means collectively Hyundai Corporation of 140-2, Kye-Dong, Chongro-Ku, Seoul, South Korea and Hyundai Heavy Industries Co., Ltd. of 1, Cheonha-Dong, Dong-Ku, Ulsan,

     South Korea and includes their successors in title;

     "Charterer" means, in relation to a Bareboat Charter, such person as shall be acceptable to the Agent (such acceptance not to be unreasonably withheld or delayed) which shall enter into such Bareboat Charter in respect of either of the Ships during the Security Period;

     "Classification" means in relation to each Ship, the classification +100A1 Double Hull Oil Tanker ESP, (SDA, FDA, CM), /LMC, UMS, IGS, *IWS, SCM with the relevant Classification Society or such other classification being the highest classification available for vessels of the same type, age and size of the relevant Ship as the Agent shall, at the request of the Borrower, have agreed in writing shall be treated as the Classification in relation to such Ship for the purposes of the Security Documents;

     "Classification Letter" means the letter to be sent to the Classification Society of each Ship in substantially the form set out in schedule 10;

     "Classification Society" means in relation to either Ship, Lloyds Register of Shipping or such other classification society which is a member of the International Association of Classification Societies (except for the China Classification Society, the Korean Register of Shipping and the Russian Maritime Register of Shipping) which the Agent shall, at the request of the Borrower, have agreed in writing shall be treated as the Classification Society in relation to the relevant Ship for the purposes of the Security Documents;

     "Code" means the International Safety Management Code for the Safe Operation of Ships and for Pollution Prevention constituted pursuant to Resolution A. 741(18) of the International Maritime Organisation and incorporated into the Safety of Life at Sea Convention and includes any amendments or extensions thereto and any regulation issued pursuant thereto;

     "Commitment" means the aggregate amount of the Advances which the Lenders have agreed to lend to the Borrower under clause 2.1 as reduced by any relevant term of this Agreement;

     "Compulsory Acquisition" means requisition for title or other compulsory acquisition, requisition, appropriation, expropriation, deprivation, forfeiture or confiscation for any reason of a Ship by any Government Entity or other competent authority, whether de jure or de facto, unless such Ship is released and restored to the Borrower from such Compulsory Acquisition within 45 days after the occurrence thereof, but shall exclude requisition for use or hire not involving requisition of title;

     "Contract" means:

     (a) in relation to Eagle One, the shipbuilding contract dated 27 April 2000 between the Builder and the Borrower relating to the construction by the Builder of Eagle One; or

     (b) in relation to Eagle Two, the shipbuilding contract dated 5 June 2000 between the Builder and the Borrower relating to the construction by the Builder of Eagle Two;

     "Contract Price" means, in relation to each Ship, the price payable by the Borrower to the Builder in accordance with the relevant Contract for that Ship, being (a) in relation to Eagle One, $65,554,000 and (b) in relation to Eagle Two $66,204,000;

     "Contribution" means, in relation to a Lender, the principal amount of the Loan owing to such Lender at any relevant time;

     "Deed of Covenant" means:

     (a)  in relation to Eagle One, the Eagle One Deed of Covenant;

     (b)  in relation to Eagle Two, the Eagle Two Deed of Covenant;

     and "Deeds of Covenant" means either or both of them;

     "Default" means any Event of Default or any event or circumstance which with the giving of notice or lapse of time or the satisfaction of any other condition (or any combination thereof) would constitute an Event of Default;

     "Delivery" means the delivery of either of the Ships by the Builder to, and the acceptance of the relevant Ship by the Borrower, pursuant to ~he relevant Contract;

     "Delivery Date" means, in relation to each Ship, the date on which the relevant Ship is delivered to the Borrower in accordance with the relevant Contract;

     "DOC" means a document of compliance issued to an Operator in accordance with rule 13 of the Code;

     "Dollars" and "$" mean the lawful currency of the United States of America and in respect of all payments to be made under any of the Security Documents mean funds which are for same day settlement in the New York Clearing House Interbank Payments System (or such other U.S. dollar funds as may at the relevant time be customary for the settlement of international banking transactions denominated in U.S. dollars);

     "Drawdown Date" means any date, being a Banking Day falling during the Drawdown Period on which an Advance is, or is to be, made;

     Drawdown Notice" means, in relation to each Advance, a notice substantially in the terms of schedule 2 in respect of such Advance;

     "Drawdown Period" means:

     (a) in relation to the Eagle One Advance, the period from the date of this Agreement and ending on 31 August 2002; and

     (b) in relation to the Eagle Two Advance, the period from the date of this Agreement and ending on 31 March 2003,

     or such later date as the Agent may in its absolute discretion agree in writing or the period ending on such earlier date (if any) (i) on which the aggregate amount of the Advances is equal to the Commitment or (ii) on which the Commitment is reduced to zero pursuant to clauses 10.2 or 12;

     "Eagle One" means the 318,000 deadweight tonne double hull crude oil tanker currently under construction by the Builder pursuant to the Contract, which is identified during construction as Hull No. 1371 and to be registered at Delivery in the ownership of the Borrower through the Registry under the laws and flag of the Flag State;

     "Eagle One Advance" means an Advance of $50,000,000 which is to be made available to the Borrower in relation to the purchase of Eagle One;

     "Eagle One Deed of Covenant" means the deed of covenant collateral to the Eagle One Mortgage executed or (as the context may require) to be executed by the Borrower in favour of the Security Trustee substantially in the form set out in schedule 5;

     "Eagle One Mortgage" means a first priority statutory or, as the case may be, a first preferred mortgage of Eagle One executed or (as the context may require) to be executed by the Eagle One Borrower in favour of the Security Trustee in form and substance satisfactory to the Security Trustee;

     "Eagle Two" means the 318,000 deadweight tonne double hull crude oil tanker currently under construction by the Builder pursuant to the Contract, which is identified during construction as Hull No. 1394 and to be registered at Delivery in the ownership of the Borrower through the Registry under the laws and flag of the Flag State;

     "Eagle Two Advance" means an Advance of $50,000,000 which is to be made available to the Borrower in relation to the purchase of Eagle Two;

     "Eagle Two Deed of Covenant" means the deed of covenant collateral to the Eagle Two Mortgage executed or (as the context may require) to be executed by the Borrower in favour of the Security Trustee in the form set out in schedule 5;

     "Eagle Two Mortgage" means a first priority statutory or, as the case may be, a first preferred mortgage of Eagle Two executed or (as the context may require) to be executed by the Borrower in favour of the Security Trustee in form and substance satisfactory to the Security Trustee;

     "Encumbrance" means any mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, trust arrangement or security interest or other encumbrance of any kind securing any obligation of any person or any type of preferential arrangement (including without limitation title transfer and/or retention arrangements having a similar effect);

     "Environmental Affiliate" means any agent or employee of the Borrower or any other Relevant Party or any person having a contractual relationship with the Borrower or any other Relevant Party in connection with any Relevant Ship or its operation or the carriage of cargo and/or passengers thereon and/or the provision of goods and/or services on or from the Relevant Ship;

     "Environmental Approval" means any consent, authorisation, licence or approval of any governmental or public body or authorities or courts applicable to any Relevant Ship or its Operation or the carriage of cargo and/or passengers thereon and/or the provision of goods and/or services on or from the Relevant Ship required under any Environmental Law;

     "Environmental Claim" means any and all enforcement, clean-up, removal or other governmental or regulatory actions or orders instituted or completed pursuant to any Environmental Law or any Environmental Approval together with claims made by any third party relating to damage, contribution, loss or injury, resulting from any actual or threatened emission, spill, release or discharge of a Pollutant from any Relevant Ship;

     "Environmental Laws" means all national, international and state laws, rules, regulations, treaties and conventions applicable to any Relevant Ship pertaining to the pollution or protection of human health or the environment including, without limitation, the carriage of Pollutants and actual or threatened emissions, spills, releases or discharges of Pollutants;

     "Event of Default" means any of the events or circumstances described in clause 10.1;

     "Flag State" means in relation to either Ship, the Republic of Singapore or the United States of America or such other state or territory as the Lenders may approve, at the request of the Borrower, such approval not to be unreasonably withheld or delayed as being the "Flag State" of such Ship for the purposes of the Security Documents;

     "Government Entity" means and includes (whether having a distinct legal personality or not) any national or local government authority, board, commission, department, division, organ, instrumentality, court or agency and any association, organisation or institution of which any of the foregoing is a member or to whose jurisdiction any of the foregoing is subject or in whose activities any of the foregoing is a participant;

     "Indebtedness" means any obligation for the payment or repayment of money, whether as principal or as surety and whether present or future, actual or contingent;

     "Interest Payment Date" means the last day of an Interest Period;

     "Interest Period" means, in relation to any Advance or the Loan, each period for the calculation of interest in respect of such Advance or the Loan ascertained in accordance with clauses 3.2 and 3.3;

     "Lenders" means the Lenders listed in schedule 1 and includes their respective successors in title and Assignees and Substitutes;

     "LIBOR" means the rate per annum for the applicable Interest Period as published on the electronic information system Telerate page 3750 (or in the event that such quotation is not published, such other widely used international electronic information system as the Agent may determine) at the time of day when such rates are published for the first time two (2) Banking Days prior to commencement of such Interest Period; when LIBOR is fixed for the first Interest Period for each Advance or any other periods other than one (1), three (3), six (6), nine (9) and twelve (12) months' duration, LIBOR for the relevant Interest Period shall be determined by the Agent (in its sole and absolute discretion) as an interpolation of relevant quoted LIBOR rates Provided however if no such rate is published in such information systems described above, LIBOR for the relevant Interest Period shall be the rate per annum determined by the Agent to be the arithmetic mean (rounded upward if necessary to five (5) decimal places) of the rates respectively quoted to the Agent by each of the Reference Banks at the request of the Agent as such Reference Bank's offered rate for deposits in Dollars in an amount approximately equal to the amount in relation to which LIBOR is to be determined for a period equivalent to the relevant Interest Period to prime banks in the London Interbank Market at or about 11 a.m. (London time) on the second Banking Day before the first day of such Interest Period;

     "Loan" means the aggregate principal amount owing to the Lenders under this Agreement at any relevant time;

     "Management Agreement" means, in relation to each Ship, the management agreement between the Borrower and the Approved Manager providing (inter alia) for the Approved Manager to provide the technical and/or commercial management of such Ship and includes any future management agreement relative to such Ship entered into by the Borrower with an Approved Manager on terms previously approved by the Lenders;

     "Manager's Undertaking" means, in relation to each Ship:

     (a) where the Approved Manager is NOL or a Subsidiary thereof (unless the Approved Manager is the Borrower), an undertaking in the form set out in Part 1 of schedule 6 executed or (as the context may require) to be executed by the Approved Manager in favour of the Security Trustee as a condition of the Agent's approval to the Management Agreement for such Ship; or

     (b) where the Approved Manager is not NOL or a Subsidiary thereof, an undertaking in substantially the form set out in Part 2 of schedule 6 executed or (as the context may require) to be executed by the Approved Manager in favour of the Security Trustee as a condition of the Agent's approval to the Management Agreement for such Ship;

     "Margin" means 0.875 per cent per annum;

     "month" means a period beginning in one calendar month and ending in the next calendar month on the day numerically corresponding to the day of the calendar month on which it started, provided that (a) if the period started on the last Banking Day in a calendar month or if there is no such numerically corresponding day, it shall end on the last Banking Day in such next calendar month and (b) if such numerically corresponding day is not a Banking Day, the period shall end on the next following Banking Day in the same calendar month but if there is no such Banking Day it shall end on the preceding Banking Day and "months" and "monthly" shall be construed accordingly;

     "Mortgage" means:

     (a)  in relation to Eagle One, the Eagle One Mortgage;

     (b)  in relation to Eagle Two, the Eagle Two Mortgage;

     and "Mortgages" means either or both of them;

     "Mortgaged Ship" means, at any relevant time, any Ship which is at such time subject to a Mortgage and/or the Earnings, Insurances and Requisition Compensation (as defined in the relevant Ship Security Documents) of which are subject to an Encumbrance pursuant to the relevant Security Documents and a Ship shall for the purposes of this Agreement be deemed to be a Mortgaged Ship from the date that the Mortgage of that Ship shall have been executed and registered in accordance with this Agreement until whichever shall be the earlier of (i) the payment in full of the amount required to be paid by the Lenders pursuant to clause 4.3 following the sale or Total Loss of such Ship and (ii) the date on which all moneys owing under the Security Documents have been repaid in full;

     "NOL" means Neptune Orient Lines Limited of NOL Building, 456 Alexandra Road, #23-00, Singapore 119962;

     "Operator" means any person who is from time to time during the Security Period concerned in the operation of either of the Ships and falls within the definition of "Company" set out in rule 1.1.2 of the Code;

     "Permitted Encumbrance" means any Encumbrance in favour of the Security Trustee created pursuant to the Security Documents and Permitted Liens;

     "Permitted Liens" means:

     (a)  Encumbrances created by the Security Documents;

     (b) liens for unpaid master's and crew's wages in accordance with usual maritime practice;

     (c)  liens for salvage;

     (d) liens arising by operation of law for not more than 2 months' prepaid hire under any charter in relation to a Ship not prohibited by this Agreement;

     (e) liens for master's disbursements incurred in the ordinary course of trading and any other lien arising by operation of law or otherwise in the ordinary course of the operation, repair or maintenance of a Ship, provided such liens do not secure amounts more than 30 days overdue (unless the overdue amount is being contested by the Borrower in good faith by appropriate steps);

     (f) any Encumbrance created in favour of a plaintiff or defendant in any proceedings or arbitration as security for costs and expenses while the Borrower is actively prosecuting or defending such proceedings or arbitration in good faith; and

     (g) Encumbrances arising by operation of law in respect of Taxes which' are not overdue for payment or in respect of Taxes being contested in good faith by appropriate steps and in respect of which appropriate reserves have been made;

     "Pollutant" means and includes pollutants, contaminants, toxic substances, oil as defined in the United States Oil Pollution Act of 1990 and all hazardous substances as defined in the United States Comprehensive Environmental Response, Compensation and Liability Act 1980;

     "Prepayment Event" means any of the following events:

     (a) voting rights: at any time during the period which commences on the first Drawdown Date and ends on the date falling 36 months after the first Drawdown Date (the First Period"), NOL's total legal and beneficial ownership of issued shares in the capital of the Borrower and/or total voting rights falls below 51% or, at any time after the First Period, NOL ceases to be the single largest shareholder of the Borrower either (i) with the power to appoint directly (or indirectly through its Subsidiaries) the majority of the board of directors of the Borrower or (ii) NOL directly (or indirectly through its Subsidiaries) is able to exercise control of the Borrower in a way other than by appointing a majority of the board of directors, provided that such other way of exercising control has to be acceptable to the Agent, such acceptance not to be unreasonably withheld or delayed;

     (b) seizure: all or a material part of the undertaking, assets, rights or revenues of, or shares or other ownership interests in, any Security Party are seized, nationalised, expropriated or compulsorily acquired by or under the authority of any government; or

     (c) invalidity: any of the Security Documents shall at any time and for any reason become invalid or unenforceable or otherwise cease to remain in full force and effect, or if the validity or enforceability of any of the Security Documents shall at any time and for any reason be contested by any Security Party which is a party thereto, or if any such Security Party shall deny that it has any, or any further, liability thereunder; or

     (d) unlawfulness: it becomes impossible or unlawful at any time for any Security Party, to fulfil any of the covenants and obligations expressed to be assumed by it in any of the Security Documents or for the Lenders to exercise the rights or any of them vested in it under any of the Security Documents or otherwise;

     "Reference Banks" means The Chase Manhatten Bank of 125 London Wall, London EC2Y 5AJ, Deutsche Bank AG, London Branch of Winchester House, 1 Great Winchester Street, London EC2N 2DB and HSBC Bank plc of 27-32 Poultry, London EC2P 2BX and includes their successors in title;

     "Registry" means in relation to each Ship, the offices of the Registrar of Ships in Singapore (or such other registrar, commissioner or representative of the relevant Flag State who is duly authorised and empowered to register the relevant Ship, the Borrower's title to such Ship and the relevant Mortgage under the laws and flag of the relevant Flag State through the relevant Registry;

     "Related Company" of a person means any Subsidiary of such person and any Subsidiary of any such company or entity;

     "Relevant Jurisdiction" means any jurisdiction in which or where any Security Party is incorporated resident, domiciled, has a permanent establishment, carries on, or has a place of business or is otherwise effectively connected;

     "Relevant Party" means the Borrower, Borrower's Related Companies and any other the Security Party;

     "Relevant Ship" means the Ships and any other vessel at any relevant time owned, managed, or chartered to, any Relevant Party;

     "Repayment Dates' means, subject to clause 6.4:

     (a) in relation to Eagle One a first repayment date falling on 1 June 2002 or such other date as the Agent shall in its absolute discretion determine) (the "first Eagle One Repayment Date") and each of the dates failing at 6 monthly intervals thereafter for the Eagle One Advance up to and including the date falling 138 months after the first Eagle One Repayment Date; and

     (b) in relation to Eagle Two a first repayment date falling on 1 December 2002 or such other date as the Agent shall in its absolute discretion determine (the "first Eagle Two Repayment Date") and each of the dates falling at 6 monthly intervals thereafter for the Eagle Two Advance up to and including the date falling 138 months after the first Eagle Two Repayment Date;

     "Security Documents" means this Agreement, the Agency Agreement, the Mortgages, the Deeds of Covenant, any Manager's Undertaking and any other documents as may have been or shall from time to time after the date of this Agreement be executed to guarantee and/or secure all or any part of the Loan, interest thereon and other moneys from time to time owing by the Borrower pursuant to this Agreement (whether or not any such document also secures moneys from time to time owing pursuant to any other document or agreement);

     "Security Party" means the Borrower or any other person who may at any time be a party to any of the Security Documents (other than the Agent, the Lenders, the Security Trustee and the Underwriter);

     "Security Period" means the period commencing on the date hereof and terminating upon discharge of the security created by the Security Documents by payment of all moneys payable thereunder;

     "Security Requirement" means the amount in Dollars (as certified by the Agent whose certificate shall, in the absence of manifest error, be conclusive and binding on the Borrower and the Lenders) which is, at any relevant time, the aggregate of (a) 115% of the Loan and (b) the notional cost or actual cost (if any) as determined by the Agent in its absolute discretion of broken funding costs for terminating any interest hedging arrangement in relation to the Loan extending for a period in excess of 6 months as a result of the Borrower selecting an Interest Period of more than 6 months pursuant to clause 3.2;

     "Security Trustee" means Danmarks Skibskrediffond of Sankt Anne Plads 1-3, Postboks 3028, 1021 K0benhavn K, Denmark or such other person as may be appointed security agent and trustee for the Lenders pursuant to the Agency Agreement;

     "Security Value" means the amount in Dollars (as certified by the Agent whose certificate shall, in the absence of manifest error, be conclusive and binding on the Borrower and the Lenders) which, at any relevant time, is the aggregate of (a) the market value of each of the Mortgaged Ships as most recently determined in accordance with clause 8.3 and (b) the market value of any additional security as determined in accordance with clause
     8.3 for the time being actually provided to the Lenders pursuant to clauses
     4.3 and 8.3;

     "Ships" means Eagle One and Eagle Two or either of them;

     "Ship Security Documents" means:

     (a) in respect of Eagle One, the Eagle One Mortgage and the Eagle One Deed of Covenant;

     (b) in respect of Eagle Two, the Eagle Two Mortgage and the Eagle Two Deed of Covenant;

        "SMC" means a safety management certificate issued in respect of a Ship in accordance with rule 13 of the Code;

        "Subsidiary" of a person means any company or entity directly or indirectly controlled by such person and for this purpose "control" means either the ownership of mbre than 50% of the voting share capital (or equivalent rights of ownership) of such company or entity or the power to direct its policies and management, whether by contract or otherwise;

        "Substitute" has the meaning ascribed thereto in clause 14;

        "Substitution Certificate" means a certificate substantially in the form of schedule 4 (or in such other form as the Agent and the Lenders shall approve or require);

        "Taxes" includes all present and future taxes, levies, imposts, duties, fees or charges of whatever nature together with interest thereon and penalties in respect thereof and "Taxation" shall be construed accordingly;

        "Time Charter" means any time or consecutive voyage charter or other contract of employment for either Ship for a term which exceeds or by virtue of any optional extensions therein contained may exceed 24 months duration;

        "Total Loss in relation to a Ship means:

        (a) actual constructive compromised or arranged total loss of such Ship; or

        (b)  the Compulsory Acquisition of such Ship; or

        (c) the hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation of such Ship (other than where the same amounts to the Compulsory Acquisition of such Ship) by any Government Entity, or by persons acting or purporting to act on behalf of any Government Entity, unless such Ship be released and restored to the Borrower from such hijacking theft condemnation capture seizure arrest detention or confiscation within 45 days after the occurrence thereof;

        "Trust Deed" means the trust deed in the agreed form executed or to be executed by the Security Trustee; and

        "Underwriter" means Danmarks Skibskreditfond of Sankt Anne Plads 1-3, Postboks 3028, 1021 K0benhavn K, Denmark and includes its successors in title and assigns.

1.3     Headings

        Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Agreement.

1.4     Construction of certain terms

        In this Agreement, unless the context otherwise requires:

1.4.1 references to clauses and schedules are to be construed as references to clauses of, and schedules to, this Agreement and references to this Agreement include its schedules;

1.4.2 references to (or to any specified provision of) this Agreement or any other document shall be Construed as references to this Agreement, that provision or that document as in force for the time being and as amended in accordance with terms thereof, or, as the case may be, with the agreement of the relevant parties;

1.4.3 references to a "regulation" include ny present or future regulation, rule, directive, requirement, request or guideline (whether or not having the force of law) of any agency, authority, central bank or government department or any self-regulatory or other national or supra-national authority;

1.4.4   words importing the plural shall include the singular and vice versa;

1.4.5   references to a time of day are to London time;

1.4.6 references to a person shall be construed as references to an individual, firm, company, corporation, unincorporated body of persons or any Government Entity;

1.4.7 references to a "guarantee" include references to an indemnity or other assurance against financial loss including, without limitation, an obligation to purchase assets or services as a consequence of a default by any other person to pay any Indebtedness and "guaranteed" shall be construed accordingly; and

1.4.8 references to any enactment shall be deemed to include references to such enactment as reenacted,amended or extended.

  1.5   Agreed forms

        In this Agreement any document expressed to be in the agreed form means a document in a form agreed by (and for the purposes of identification signed by or on behalf of) the Borrower the Agent the Security Trustee and the Lenders or in the case of a document a draft of which is not in existence at the date of this Agreement in the form to be agreed between the Agent and the Borrower or alternatively in any case in the form as executed by or on behalf of the relevant Security Party and the Security Trustee.

    2   The Commitment and the Loan

  2.1   Agreement to lend

        The Lenders relying upon each of the representations and warranties in clause 7 agree to lend to the Borrower or pay to the Builder by way of loan to the Borrower upon and subject to the terms of this Agreement the principal sum of $100,000,000 by way of the Advances. The obligation of each Lender under this Agreement shall be to contribute that portion of the Loan which its Commitment bears to the total of the Commitments of all of the Lenders.

  2.2   Obligations several

        The obligations of each Lender under this Agreement are several; the failure of any Lender to perform such obligations shall not relieve any other Lender, the Agent, the Security Trustee or the Borrower of any of their respective obligations or liabilities under this Agreement nor shall the Agent or the Security Trustee be responsible for the obligations of any Lender (except for its own obligations, if any, as a Lender) nor shall any Lender be responsible for the obligations of any other Lender under this Agreement.

  2.3   Interests several

        Notwithstanding any other term of this Agreement the interests of the Agent, the Security Trustee and the Lenders are several and the amount due to the Agent, the Security Trustee (each for its own account) and to each Lender is a separate and independent debt. The Agent, the Security Trustee and each Lender shall have the right to protect and enforce their respective rights arising out of this Agreement and it shall not be necessary for the Agent, the Security Trustee or any Lender (as the case may be) to be joined as an additional party in any proceedings for this purpose.

  2.4   Drawdown

        Subject to the terms and conditions of this Agreement, each Advance shall be made to the Borrower following receipt by the Agent from the Borrower of a Drawdown Notice not later than

        10 a m. on the third Banking Day before the proposed Drawdown Date which shall be a Banking Day falling within the Drawdown Period. A Drawdown Notice shall be effective on actual receipt by the Agent and, once given, shall, subject as provided in clause 3.6.1, be irrevocable.

  2.5   Advances

2.5.1 Advances may only be made on Banking Days falling within the Drawdown Period.

2.5.2 Each Advance shall be made solely for the purpose of paying part of the final instalment of the Contract Price due under the Contract for the relevant Ship or to reimburse the Borrower for predelivery instalments paid by the Borrower under the Contract for the relevant Ship in accordance with the terms of this Agreement and shall only be made available on the Delivery Date for such Ship.

2.5.3 Each Advance shall be made in accordance with clause 6.2 and the amount of each Advance shall be as follows:

        (a) the Eagle One Advance shall be $50,000,000; and the Eagle Two Advance shall be $50,000,000.

        (b)  the Eagle Two Advance shall be $50,000,000.

  2.6   Availability

        Upon receipt of a Drawdown Notice complying with the terms of (and substantially in the form of) schedule 2 or in such other form acceptable to the Lenders, the Lenders shall, subject to the provisions of clause 9, on the Drawdown Date for the relevant Advance make such Advance available to the Borrower in accordance with clause 6.2. The Borrower acknowledges that payment of each Advance to the Builder or as directed in the Drawdown Notice shall satisfy the obligation of the Lenders to lend the corresponding portion of the Commitment to the Borrower under this Agreement provided always that if payment of the relevant Advance is to be made other than to the Builder, the Lenders shall be satisfied that all sums due to the Builder have been or will be paid to the Builder on the relevant Delivery Date and that such Advance is to be applied in accordance with the terms of this Agreement.

  2.7   Termination of Commitment

        If any Advance or the Loan is not drawn down in full by the end of the Drawdown Period, the undrawn Commitment shall thereupon be automatically cancelled.

  2.8   Application of proceeds

        Without prejudice to the Borrower's obligations under clause 8.1.3, the Lenders shall have no responsibility for the application of proceeds of the Loan by the Borrower.

    3   Interest and Interest Periods

  3.1   Normal interest rate

        The Borrower shall pay interest on each Advance in respect of each Interest Period relating thereto on each Interest Payment Date (or, in the case of Interest Periods of more than 6 months by instalments, the first 6 months from the commencement of the Interest Period and the subsequent instalments at intervals of 6 months or, if shorter, the period from the date of the preceding instalment until the Interest Payment Date relative to such Interest Period) at the rate per annum determined by the Agent to be the aggregate of (a) the Margin and (b) LIBOR for such Interest Period.

  3.2   Selection of Interest Periods

        The Borrower may by notice received by the Lenders not later than 10 a.m. on the third Banking Day before the beginning of each Interest Period for each Advance specify whether such

        Interest Period shall have a duration of 3 or 6 months or such other period as the Borrower may select and the Lenders may reasonably agree in respect of such other period.

  3.3   Determination of Interest Periods

        Every Interest Period shall be of the duration specified by the Borrower pursuant to clause 3.2 but so that:

3.3.1 the initial Interest Period in respect of each Advance shall commence on the date such Advance is made and each subsequent Interest Period for each Advance shall commence on the last day of the previous Interest Period for that Advance;

3.3:2 if any Interest Period for either Advance would otherwise overrun a Repayment Date for the relevant Advance, then, in the case of the last Repayment Date for either Advance, such Interest Period shall end on such Repayment Date, and in the case of any other Repayment Date or Repayment Dates the relevant Advance shall be divided into parts so that there is one part in the amount of the repayment instalment due on each Repayment Date falling during that Interest Period for the relevant Advance and having an Interest Period ending on the relevant Repayment Date for the relevant Advance and another part in the amount of the balance of the Advance having an Interest Period ascertained in accordance with clause 3.2 and the other provisions of this clause 3.3; and

3.3.3 if the Borrower fails to specify the duration of an Interest Period in accordance with the provisions of clause 3.2 and this clause 3.3 such Interest Period shall have a duration of months or such other period as shall comply with this clause 3.3.

  3.4   Default interest

        if the Borrower fails to pay any sum (including without limitation any sum payable pursuant to 4 this clause 3 4) on its due date for payment under any of the Security Documents the Borrower shall pay interest on such sum on demand from the due date up to the date of actual payment (as well after as before judgment) at a rate determined by the Agent pursuant to this clause 3.4 The period beginning on such due date and ending on such date of payment shall be divided into successive periods of not more than 3 months as selected by the Agent each of which (other than the first, which shall commence on such due date) shall commence on the last day of the preceding such period The rate of interest applicable to each such period shall be the aggregate (as determined by the Agent) of (a) 2 per cent per annum, (b) the Margin and (c) LIBOR for such period Such interest shall be due and payable on the last day of each such period as determined by the Agent and each such day shall for the purposes of this Agreement be treated as an Interest Payment Date, by reason of a declaration by the Agent under clause 10.2.2 or a prepayment pursuant to clauses 4.2 4.3, 8.3 or 12.1 provided that if such unpaid sum is an amount of principal which became due and payable on a date other than an Interest Payment Date relating thereto, the first such period selected by the Agent shall be of a duration equal to the period between the due date of such principal sum and such Interest Payment Date and interest shall be payable on such principal sum during such period at a rate 2 per cent above the rate applicable thereto immediately before it shall have become so due and payable. If, for the reasons specified in clause 3.6.1, the Agent is unable to determine a rate in accordance with the foregoing provisions of this clause 3.4, interest on any sum not paid on its due date for payment shall be calculated at a rate determined by the Agent to be 2 per cent per annum above the aggregate of the Margin and the cost of funds to the Lenders.

  3.5   Notification of Interest Periods and interest rate

        The Agent shall notify the Borrower promptly of the duration of each Interest Period and of each rate of interest determined by it under this clause 3.

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

  3.6   Market disruption; non-availability

3.6.1 If and whenever, at any time prior to the commencement of any Interest Period, the Agent shall have determined (which determination shall, in the absence of manifest error, be conclusive):

        (a) that adequate and fair means do not exist for ascertaining LIBOR during such Interest Period; or

        (b) that deposits in Dollars are not available to the Agent in the London Interbank Market in the ordinary course of business in sufficient amounts to fund the relevant Advance or the Loan for such Interest Period;

        the Agent shall forthwith give notice (a "Determination Notice") thereof to the Borrower. A Determination Notice shall contain particulars of the relevant circumstances giving rise to its issue. After the giving of any Determination Notice the undrawn amount of the Commitment shall not be borrowed until notice to the contrary is given to the Borrower by the Agent.

3.6.2 During the period of 10 days after any Determination Notice has been given by the Agent under clause 3.6.1, each Lender shall after consultation and good faith negotiations with the Borrower certify an alternative basis (the "Substitute Basis") for maintaining its Contribution. The Substitute Basis may (without limitation) include alternative interest periods, alternative currencies or alternative rates of interest but shall include a margin above the cost of funds to such Lender equivalent to the Margin. Each Substitute Basis so certified shall be binding upon the Borrower and shall take effect in accordance with its terms from the date specified in the Determination Notice until such time as the Agent notifies the Borrower that none of the circumstances specified in clause 3.6.1 continues to exist whereupon the normal interest rate fixing provisions of this Agreement shall apply.

    4   Repayment and prepayment

  4.1   Repayment

        The Borrower shall repay each Advance by 24 instalments one such instalment to be repaid on each of the Repayment Dates relative to such Advance Subject to the provisions of this Agreement, the first 23 such instalments in respect of each Advance shall each be in the sum of $1,666,667 and the final such instalment in respect of each Advance shall be in the sum of $11,666,659 (comprising in respect to each Advance a final repayment instalment of $1,666,659 and a balloon payment of $10,000,000). If an Advance is not drawn in full, the amount of each repayment instalment shall be reduced proportionately.

  4.2   Voluntary prepayment

        The Borrower may subject always to the provisions of clause 4.4 prepay each Advance in whole or part (being not less than a sum equal to 20% of that Advance) at any time relating to the part of the relevant Advance to be repaid without prepayment fee or premium or penalty.

  4.3   Prepayment on Total Loss and sale

        On a Ship becoming a Total Loss before the Advance for such Ship is drawn down, the obligation of the Lenders to advance the Advance for such Ship shall immediately cease and the Commitment shall be reduced by the amount of such Advance. On the date 140 days after that on which a Mortgaged Ship became a Total Loss or immediately prior to the completion of the sale of a Mortgaged Ship or, if earlier, on the date upon which the insurance proceeds in respect of such Total Loss are or Requisition Compensation (as defined in the relevant Deed of Covenant) is received by the Borrower (or the Security Trustee pursuant to the Security Documents), the Borrower shall prepay the relevant Advance applied against that Ship and all other sums payable by the Borrower to the Lenders pursuant to the Security Documents Provided however that on a Ship becoming a Total Loss or being sold the Borrower may, with the prior written consent of the Agent (such consent not to be unreasonably withheld or delayed but the terms of which consent if granted shall be determined by the Agent and include, without limitation, payment by the Borrower to the Agent of a reasonable restructuring fee of such amount as may be notified by the Agent to the Borrower), maintain the Loan without prepayment being required by providing additional security in a form and substance acceptable to the Agent in its absolute discretion which additional security shall, as a minimum, result in the Security Value (following the provision of such additional security) being not less than the Security Requirement.

        For the purpose of this Agreement, a Total Loss shall be deemed to have occurred:

4.3.1 in the case of an actual total loss of a Ship on the actual date and at the time such Ship was lost or, if such date is not known, on the date on which such Ship was last reported;

4.3.2 in the case of a constructive total loss of the Ship, upon the date and at the time notice of abandonment of the Ship is given to the insurers of the Ship for the time being (provided a claim for total loss is admitted by such insurers) or, if such insurers do not forthwith admit such a claim, at the date and at the time at which either a total loss is subsequently admitted by the insurers or a total loss is subsequently adjudged by a competent court of law or arbitration tribunal to have occurred;

4.3.3 in the case of a compromised or arranged total loss, on the date upon which a binding agreement as to such compromised or arranged total loss has been entered into by the insurers of such Ship;

4.3.4 in the case of Compulsory Acquisition, on the date upon which the relevant requisition of title or other compulsory acquisition occurs; and

4.3.5 in the case of hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation of such Ship (other than where the same amounts to Compulsory Acquisition of such Ship) by any Government Entity, or by persons purporting to act on behalf of any Government Entity, which deprives the Borrower of the use of such Ship for more than 45 days, upon the expiry of the period of 45 days after the date upon which the relevant hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation occurred.

  4.4   Amounts payable on prepayment

        Any prepayment of all or part of any Advance or the Loan under this Agreement shall be made without prepayment fee, premium or penalty together with (a) accrued interest on the amount to be prepaid to the date of such prepayment, (b) any additional amount payable under clause
        6.7 or 12.2 and (C) all other sums payable by the Borrower to the Lenders under this Agreement Or any of the other Security Documents including, without limitation, any accrued commitment commission payable under clause 5.1.2 and any amounts payable under clause 11.

  4.5   Notice of prepayment; reduction of repayment Instalments

        No prepayment may be effected under clause 4.2 unless the Borrower shall have given the Agent at least 14 days' notice of its intention to make such prepayment. Every notice of prepayment shall be effective only on actual receipt by the Agent, shall be irrevocable, shall specify the amount to be prepaid and shall oblige the Borrower to make such prepayment on the date specified. No amount prepaid may be reborrowed. Any amount prepaid pursuant to clauses 4.2 or 4.3 or 8.3.1(a) shall be applied in reducing the repayment instalments (including the balloon repayments) under clause 4.1 on a pro rata basis. The Borrower may not prepay the Loan or any part thereof save as expressly provided in this Agreement.

  4.6   Mandatory prepayment

4.6.1   Upon the occurrence of a Prepayment Event, the Borrower shall:

        (a) no later than 30 days after a Prepayment Event prepay the Loan and all other moneys owing under the Security Documents; or

        (b) procure that NOL provides a guarantee of all of the obligations of the Borrower under this Agreement and each of the Security Documents to which it is a party in form and substance acceptable to the Agent.

        The option contained in clause 4.6.1(b) shall only be available to the Borrower if in the sole absolute discretion of the Agent, NOL is in such a financial condition as will enable it to meet its obligations under such guarantee.

    5   Commitment commission, fees and expenses

  5.1   Fees

        The Borrower shall pay to the Agent:

5.1.1 no later than 7 days after the signing of this Agreement, an arrangement fee of 0.25% of the Commitment; and

5.1.2 quarterly in arrears and at the end of the Drawdown Period or if earlier on the Drawdown Date for the final Advance, commitment commission computed from the date of this Agreement at a rate of 0.30% per annum on the daily undrawn amount of the Commitment calculated on a 360 day basis; and

5.1.3 on the date of this Agreement and on each of the dates falling at yearly intervals thereafter so long as any moneys are owing under the Security Documents, an agency fee of $5,000.

        The arrangement fee referred to in clause 5.1.1, the commitment commission referred to in clause 51.2 and the agency fee in clause 5.1.3 shall be payable by the Borrower to the Agent or not any part of the Commitment is ever advanced.

  5.2   Expenses

        The Borrower shall pay to the Agent on demand (a) in the case of clause
        5.2.1 all reasonable expenses and (b) in the case of clause 5.2.2 on a full indemnity basis (including, in each case, all legal, printing and out-of-pocket expenses) properly incurred by the Arranger, the Underwriter, the Agent any of the Lenders and the Security Trustee.

5.2.1 in connection with the negotiation, preparation, execution and, where relevant, registration of the Security Documents and of any amendment or extension of or the granting of any waiver or consent under, any of the Security Documents; and

5.2.2 in contemplation of, or otherwise in connection with, the enforcement of, or preservation of any rights under, any of the Security Documents, or otherwise in respect of the moneys owing under any of the Security Documents together with interest (in the case of clause 5.2.2) at the rate referred to in clause 3.4 and (in the case of clause 5.2.1) at the rate referred to in clause 3.1 from the date on which such expenses were incurred to the date of payment (as well after as before judgment).

  5.3   Value added tax

        All fees and expenses payable pursuant to this clause 5 shall be paid together with value added tax or any similar tax (if any) properly chargeable thereon. Any value added tax chargeable in respect of any services supplied by the Arranger and/or the Underwriter and/or the Agent and/or the Lenders and/or the Security Trustee under this Agreement shall, on delivery of the value added tax invoice, be paid in addition to any sum agreed to be paid hereunder.

  5.4   Stamp and other duties

        The Borrower shall pay all stamp, documentary, registration or other like duties or taxes (including any duties or taxes payable by the Arranger and/or the Agent and/or the Lenders and/or the Security Trustee) imposed on or in connection with any of the Contracts, the Security Documents or the Loan and shall indemnify the Agent and/or the Lenders and/or the Security Trustee against any liability arising by reason of any delay or omission by the Borrower to pay such duties or taxes.

    6   Payments and taxes; accounts and calculations

  6.1   No set-off or counterclaim

        The Borrower acknowledges that in performing its obligations under this Agreement, the Lenders will be incurring liabilities to third parties in relation to the funding of amounts to the Borrower, such liabilities matching the liabilities of the Borrower to the Lenders and that it is reasonable for the Lenders to be entitled to receive payments from the Borrower gross on the due date in order that the Lenders is put in a position to perform its matching obligations to the relevant third parties. Accordingly all payments to be made by the Borrower under any of the Security Documents shall be made in full, without any set-off or counterclaim whatsoever and, subject as provided in clause 6.7, free and clear of any deductions or withholdings, in Dollars on the due date to the account of the Agent No. 1006015006 at Danske Bank, Cayman Islands Branch, do Danske Bank, New York Branch or to such other account at such other bank in such place as the Agent may from time to time specify for this purpose.

  6.2   Payment by the Lenders

        All sums to be advanced by the Lenders to the Borrower under this Agreement in respect of each Advance or the Loan shall be remitted in Dollars on the relevant Drawdown Date to the account of the Agent at such bank as the Agent may have notified to the Lenders and shall be paid by the Agent on such date in like funds as are received by the Agent to the account of the Borrower and/or the Builder as specified in the relevant Drawdown Notice.

  6.3   Agent may assume receipt

        Where any sum is to be paid under any of the Security Documents to the Agent for the account of another person, the Agent may assume that the payment will be made when due and the Agent may (but shall not be obliged to) make such sum available to the person so entitled. If it proves to be the case that such payment was not made to the Agent, then the person to whom such sum was so made available shall on request refund such sum to the Agent together with interest thereon sufficient to compensate the Agent for the cost of making available such sum up to the date of such repayment and the person by whom such sum was payable shall indemnify the Agent for any and all loss or expense which the Agent may sustain or incur as a consequence of such sum not having been paid on its due date. If such a sum is so paid to the Agent by the Borrower, the Borrower may assume that the Agent has paid such sum to the other person for whose account it was paid to the Agent.

  6.4   Non-Banking Days

        When any payment under any of the Security Documents would otherwise be due on a day which is not a Banking Day, the due date for payment shall be extended to the next following Banking Day unless such Banking Day falls in the next calendar month in which case payment shall be made on the immediately preceding Banking Day.

  6.5   Calculations

        All interest and other payments of an annual nature under any of the Security Documents shall accrue from day to day and be calculated on the basis of actual days elapsed and a 360 day year.

  6.6   Certificates conclusive

        Any certificate or determination of the Agent or any of the Lenders as to any rate of interest or any other amount pursuant to and for the purposes of any of the Security Documents shall, in the absence of manifest error, be conclusive and binding on the Borrower and (in the case of a certificate or determination by the Agent) on the Lenders.

  6.7   Grossing-UP for Taxes

        If at any time the Borrower is required to make any deduction or withholding in respect of Taxes from any payment due under any of the Security Documents for the account of any Lender, the Agent or the Security Trustee (or if the Agent is required to make any deduction or withholding from a payment to any Lender or the Security Trustee) the sum due from the Borrower in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, each Lender, the Agent and the Security Trustee receives on the due date for such payment (and retains, free from any liability in respect of such deduction or withholding), a net sum equal to the sum which it would have received had no such deduction or withholding been required to be made and the Borrower shall indemnify each Lender, the Agent and the Security Trustee against any losses or costs incurred by it by reason of any failure of the Borrower to make any such deduction or withholding or by reason of any increased payment not being made on the due date for such payment. The Borrower shall upon the Agent's reasonable demand promptly deliver to the Agent any receipts, certificates or other proof evidencing the amounts (if any) paid or payable in respect of any deduction or withholding as aforesaid.

  6.8   Claw-back of the Tax benefit

        If following any such deduction or withholding as is referred to in clause 6.7 from any payment by the Borrower, the Agent, a Lender or the Security Trustee shall receive or be granted a credit against or remission for any Taxes payable by it the Agent such Lender or the Security Trustee (as the case may be) shall subject to the Borrower having made any increased payment in accordance with clause 6.7 and to the extent that the Agent, such Lender or the Security Trustee can do so without prejudicing the retention of the amount of such credit or remission and without prejudice to the right of the Agent, such Lender or the Security Trustee to obtain any other relief or allowance which may be available to it, reimburse the Borrower with such amount as the Agent, such Lender or the Security Trustee shall in its absolute discretion certify to be the proportion of such credit or remission as will leave the Agent, such Lender or the Security Trustee (after such reimbursement) in no worse position than it would have been in had there been no such deduction or withholding from the payment by the Borrower as aforesaid. Such reimbursement shall be made forthwith upon the Agent, such Lender or the Security Trustee certifying that the amount of such credit or remission has been received by it. Nothing contained in this Agreement shall oblige the Agent, such Lender or the Security Trustee to rearrange its tax affairs or to disclose any information regarding its tax affairs and computations. Without prejudice to the generality of the foregoing, the Borrower shall not, by virtue of this clause 6.8, be entitled to enquire about the Agent's tax affairs.

  6.9   Loan account

        The Lenders shall maintain, in accordance with its usual practice, an account (which shall be the account current" referred to in the Mortgages) evidencing the amounts from time to time lent by, owing to and paid to it under the Security Documents. The Agent shall maintain a control account showing the Loan and other sums owing to the Agent, the Security Trustee and the Lenders under the Security Documents and all payments in respect thereof made from time to time. The control account shall, in the absence of manifest error, be conclusive as to the amount from time to time owing to the Agent, the Security Trustee and the Lenders under the Security Documents.

    7   Representations and warranties

  7.1   Continuing representations and warranties

        The Borrower represents and warrants to the Lenders, the Agent and the Security Trustee that:

7.1.1   Due incorporation

        the Borrower is duly incorporated and validly existing in good standing under the laws of Bermuda as a limited liability company and has power to carry on its businesses as they are now being conducted and to own its property and other assets;

7.1.2   Corporate power

        the Borrower has power to execute, deliver and perform its obligations under the relevant Contracts and the Borrower's Security Documents and to borrow the Commitment; all necessary corporate, shareholder and other action has been taken to authorise the execution, delivery and performance of the same and no limitation on the powers of the Borrower to borrow will be exceeded as a result of borrowing the Loan;

7.1.3   Binding obligations

        the Borrower's Security Documents constitute or will, when executed, constitute valid and legally binding obligations of the Borrower enforceable in accordance with their respective terms;

7.1.4   No conflict with other obligations

        the execution and delivery of, the performance of its obligations under, and compliance with the provisions of, the relevant Contract and the Security Documents by the Borrower will not (a) contravene any existing applicable law, statute, rule or regulation or any judgment, decree or permit to which the Borrower is subject, (b) conflict with, or result in any breach of any of the terms of, or constitute a default under, any agreement or other instrument to which the Borrower is a party or is subject or by which it or any of its property is bound, (c) contravene or conflict with any provision of the memorandum and articles of association or other constitutional documents of the Borrower or (d) result in the creation or imposition of or oblige the Borrower to create any Encumbrance (other than a Permitted Encumbrance) on any of the undertakings, assets, rights or revenues of the Borrower;

7.1.5   No litigation

        no litigation, arbitration or administrative proceeding is taking place, pending or, to the knowledge of the officers of the Borrower, threatened against the Borrower which could have a material adverse effect on the financial condition of the Borrower,

7.1.6   No filings required

        save for the registration of the Mortgages or registration of the Security Documents in Bermuda in the relevant register and under the laws of the relevant Flag State through the relevant Registry it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of either Contract or any of the Security Documents that they or any other instrument be notarised, filed, recorded, registered or enrolled in any court, public office or elsewhere in any Relevant Jurisdiction or that any stamp, registration or similar tax or charge be paid in any Relevant Jurisdiction on or in relation to either Contract or the Security Documents and each of the Contracts and Security Documents is in proper form for its enforcement in the courts of each Relevant Jurisdiction;

7.1.7   Choice of law

        the choice of English law to govern the Contracts and the Security Documents (other than the Mortgages) and the choice of the law of the Flag State to govern the Mortgages and the submission by the Borrower to the non-exclusive jurisdiction of the English courts are valid and binding;

7.1.8   No immunity

        neither the Borrower nor any of its assets is entitled to immunity on the grounds of sovereignty or otherwise from any legal action or proceeding (which shall include, without limitation, suit, attachment prior to judgement, execution or other enforcement);

7.1.9   Financial statements correct and complete

        the audited financial statements of the Borrower in respect of the financial year ended on 29 December 2000 as delivered to the Agent have been prepared in accordance with generally accepted accounting principles and practices in the United States of America or internationally which have been consistently applied and present fairly and accurately the financial position of the Borrower as at such date and the results of the operations of the Borrower for the financial year ended on such date and, as at such date, the Borrower did not have any significant liabilities (contingent or otherwise) or any unrealised or anticipated losses which are not disclosed by, or reserved against or provided for in, such financial statements; and

7.1.10  Consents obtained

        every consent, authorisation, licence or approval of, or registration with or declaration to, governmental or public bodies or authorities or courts required by the Borrower to authorise, or required by the Borrower in connection with, the execution, delivery, validity, enforceability or admissibility in evidence of the Contracts and each of the Security Documents or the performance by the Borrower of its obligations under the Security Documents has been obtained or will be obtained and is or will be in full force and effect and there has been no default in the observance of any of the conditions or restrictions (if any) imposed in, or in connection with, any of the same.

  7.2   Initial representations and warranties

        The Borrower further represents and warrants to the Lenders, the Agent and the Security Trustee that:

7.2.1   Pari passu

        save as provided by any applicable laws of bankruptcy, insolvency, liquidation or similar laws of general application, the obligations of the Borrower under this Agreement are direct, general and unconditional obligations of the Borrower and rank at least pan passu with all other present and future unsecured and unsubordinated Indebtedness of the Borrower;

7.2.2 the Borrower is not (nor would with the giving of notice or lapse of time or the satisfaction of any other condition or combination thereof
        be) in breach of or in default under any agreement relating to Indebtedness to which it is a party or by which it may be bound being, in any such case, an amount, or aggregate amount, at any one time of not less than $10,000,000;

7.2.3   Information

        the information, exhibits and reports furnished by the Borrower and NOL to the Agent and/or the Lenders in connection with the negotiation and preparation of the Security Documents are true and accurate in all material respects and not misleading, do not omit material facts and all reasonable enquiries have been made to verify the facts and statements contained therein; there are no other facts the omission of which would make any fact or statement therein misleading;

7.2.4   No Default

        no Default has occurred and is continuing;

7.2.5   the Ships

        each Ship will on the Drawdown Date of the Advance for such Ship be:

        (a) in the absolute ownership of the Borrower who will on and after such Drawdown Date be the sole, legal and beneficial owner of such Ship;

        (b) registered or, if applicable, provisionally registered, through the offices of the relevant Registry under the laws and flag of the relevant Flag State;

        (c)  operationally seaworthy and in every way fit for service; and

        (d) classed with the relevant Classification free of all requirements and recommendations (which if not rectified in the time specified by the Classification Society would result in a condition of class) of the relevant Classification Society;

7.2.6   Ships' employment

        neither Ship is nor will on or before the Drawdown Date of the relevant Advance for such Ship be subject to any Bareboat Charter and on or before the Drawdown Date for the Advance for such Ship, there will not be any agreement or arrangement whereby the Earnings (as defined in the relevant Ship's Security Documents) may be shared with any other person;

7.2.7   Freedom from Encumbrances

        neither of the Ships, nor their Earnings, Insurances or Requisition Compensation (each as defined in the relevant Ship's Security I5iocuments) nor any other properties or rights which are, or are to be, the subject of any of the Security Documents nor any part thereof will be, on the Drawdown Date for the relevant Advance for such Ship, subject to any Encumbrance;

7.2.8   Compliance with Environmental Laws and Approvals

        except as may already have been disclosed by the Borrower in writing to, and acknowledged in writing by, the Agent:

        (a) the Borrower and the other Relevant Parties and to the best of the Borrower's knowledge and belief (having made due enquiry) its Environmental Affiliates have complied with the provisions of all Environmental Laws;

        (b) the Borrower and the other Relevant Parties and to the best of the Borrower's knowledge and belief (having made due enquiry) its Environmental Affiliates have obtained all Environmental Approvals and are in compliance with all such Environmental Approvals; and

        (c) neither the Borrower nor any other Relevant Party nor to the best of the Borrower's knowledge and belief (having made due enquiry) any of its Environmental Affiliates has received notice of any Environmental Claim that the Borrower or any other Relevant Party or any such Environmental Affiliate is not in compliance with any Environmental Law or any Environmental Approval;

7.2.9   No Environmental Claims

        except as may already have been disclosed by the Borrower in writing to, and acknowledged in writing by, the Agent, there is no Environmental Claim pending or, to the best of the Borrower's knowledge and belief, threatened against the Borrower or either of the Ships or any other Relevant Party or any other Relevant Ship or to the best of the Borrower's knowledge and belief (having made due enquiry) any of its Environmental Affiliates;

7.2.10  No potential Environmental Claims

        except as may already have been disclosed by the Borrower in writing to, and acknowledged in writing by, the Agent, there has been no emission, spill, release or discharge of a Pollutant from the Ship or any other Relevant Ship owned by, managed by or chartered to the Borrower nor (having made due enquiry) to the best of the Borrower's knowledge and belief from any Relevant Ship owned by, managed or crewed by or chartered to any other Relevant Party which could give rise to an Environmental Claim;

7.2.11  No material adverse change

        there has been no material adverse change in the consolidated financial position of the Borrower from that set forth in the financial statements referred to in clause 7. 1 .9 and/or as described by the Borrower to the Agent and/or the Lenders in the negotiation of this Agreement;

7.2.12  Parent company

        the Borrower is a Subsidiary of NOL; and

7.2.13  Copies true and complete

        the copies of the Contracts delivered to the Agent pursuant to clause
        9.1 are a true and complete copies of such documents; such documents will when delivered constitute valid and binding obligations of the parties thereto enforceable in accordance with their terms and there have been no material amendments or variations thereof or defaults thereunder.

  7.3   Repetition of representations and warranties

7.3.1 On and as of each Drawdown Date and (except in relation to the representations and warranties in clause 7.2) on each Interest Payment Date the Borrower shall be deemed to repeat the representations and warranties in clauses 7.1 (and so that the representation and warranty in clause 7.1.9 shall for this purpose refer to the then latest audited financial statements delivered to the Agent under clause 8.1) and 7.2 as if made with reference to the facts and circumstances existing on such day.

    8   Undertakings

  8.1   General

        The Borrower undertakes with the Lenders, the Agent and the Security Trustee that, from the date of this Agreement and so long as any moneys are owing under any of the Security Documents and while all or any part of the Commitment remains outstanding, it will:

8.1.1   Notice of Default

        promptly inform the Agent of any occurrence of which it becomes aware which might adversely affect the ability of any Security Party to perform its obligations under any of the Security Documents and, without limiting the generality of the foregoing, will inform the Agent of any Default which has occurred and is continuing forthwith upon becoming aware thereof and will from time to time, if so requested by the Agent, confirm to the Agent in writing that, save as otherwise stated in such confirmation, no Default has occurred and is continuing;

8.1.2   Consents and licences

        without prejudice to clauses 7.1 and 9, obtain or cause to be obtained, maintain in full force and effect and comply in all material respects with the conditions and restrictions (if any) imposed in, or in connection with, every consent, authorisation, licence or approval of governmental or public bodies or authorities or courts and do, or cause to be done, all other acts and things which may from time to time be necessary or desirable under applicable law for the continued due performance of all the obligations of the Security Parties under each of the Security Documents;

8.1.3   Use of proceeds

        use the Loan exclusively for the purpose specified in clause 1.1;

8.1.4 ensure that its obligations under this Agreement shall, at all times rank at least pan passu with all its other present and future unsecured and unsubordinated Indebtedness with the exception of any obligations ations which are mandatorily preferred by law and not by contract;

8.1.5   Financial statements

        prepare financial statements of the Borrower in accordance with generally accepted accounting principles and practices in the United States of America or internationally consistently applied in respect of each financial year and cause the same to be reported on by its auditors and prepare unaudited profit and loss statements of the Borrower in respect of the first half-year of each financial year on the same basis as the annual statements and deliver as many copies of the same as the Agent may reasonably require as soon as practicable but not later than 180 days (in the case of audited financial statements) or 120 days (in the case of unaudited profit and loss statements) after the end of the financial period to which they relate;

8.1.6   Delivery of reports

        deliver to the Agent as many copies as the Agent may reasonably require at the time of issue thereof every report, circular, notice or like document issued by the Borrower to its shareholders or creditors generally;

8.1.7   Provision of further information

        provide the Agent with such financial information concerning the Borrower and its affairs as the Agent may from time to time reasonably require, having regard to the Borrower's confidentiality obligations, market sensitive information and the laws of any stock exchange;

8.1.8   Obligations under Security Documents

        duly and punctually perform each of the obligations expressed to be assumed by it under the Security Documents;

8.1.9   Compliance with Code

        procure that any Operator will comply with and ensure that each Ship and any Operator comply with the requirements of the Code, including (but not limited to) the maintenance and renewal of valid certificates pursuant thereto throughout the Security Period;

8.1.10  Withdrawal of DOC and SMC

        procure that any Operator will immediately inform the Agent if there is any threatened or actual withdrawal of the Borrower's or an Operator's DOC or the SMC in respect of the Ships, or any of them;

8.1.11  Issuance of DOC and SMC

        procure that any Operator will promptly inform the Agent upon the issue to the Borrower or any Operator of a DOC and the issue to the Ships, or either of them, of an SMC or the receipt by the Borrower or any Operator of notification that its application for the same has been refused; and

8.1.12  Ship's registration

        procure the registration of each Ship under the laws and flag of the Flag State in the name of the Borrower immediately upon Delivery and ensure that such Ship is kept registered at all times during the Security Period from the Delivery Date under the laws and flag of the Flag State.

8.2  Negative undertakings

     The Borrower undertakes with the Lenders, the Agent and the Security Trustee that, from the date of this Agreement and so long as any moneys are owing under the Security Documents, it will not, without the prior written consent of the Agent:

8.2.1   Negative pledge

        permit any Encumbrance (other than a Permitted Encumbrance) to subsist, arise or be created or extended over all or any part of either Ship or its Earnings, Insurances and Requisition Compensation to secure or prefer any present or future Indebtedness or other liability or obligation of the Borrower or any other person; or

8.2.2   No merger

        merge, demerge or consolidate with any other person which would result in a material adverse change in the financial condition of the Borrower which shall affect the ability of the Borrower to perform its payment and other material obligations under this Agreement and the other Security Documents; or

8.2.3   Disposals

        sell, transfer, abandon, lend or otherwise dispose of or cease to exercise direct control over any part (being either alone or when aggregated with all other disposals falling to be taken into account pursuant to this clause 8.2.3 material in the opinion of the Agent in relation to the undertakings, assets, rights and revenues of the Borrower) of its present or future undertaking, assets, rights or revenues (otherwise than by transfers, sales or disposals for full consideration in the ordinary course of trading) whether by one or a series of transactions related or not which would result in a material adverse change in the financial condition of the Borrower which shall effect the ability of the Borrower to perform its payment and other material obligations under this Agreement and the other Security Documents; or

8.2.4   Other business

        undertake any business other than the ownership and operation of vessels (including the Ships) and the chartering of vessels (including the Ships) to third parties and any related/ancillary business which would result in a material adverse change in the financial condition of the Borrower which shall effect the ability of the Borrower to perform its payment and other material obligations under this Agreement and the other Security Documents; or

8.2.5   Sale of a Ship

        sell, agree to sell, transfer, abandon or otherwise dispose of any Mortgaged Ship or any share or interest therein; or

8.2.6   Manager and Management Agreement

        appoint any manager of the Ships other than an Approved Manager and not to agree to any variation of any Management Agreement previously approved by the Agent; or

8.2.7   Contracts

        agree to any variation of the Contracts or any substantial variation of the specification of the Ships (and for the purpose of this clause 8.2.7 any extras, additions or alterations which the Borrower may desire to effect in the building of either Ship shall be deemed to constitute a substantial variation if the cost thereof (which shall in every case be agreed in writing between the Borrower and the Builder before the work is put in hand irrespective of whether the prior consent of the Agent be required hereunder) or if the aggregate cost or the proposed work together with any work already ordered will alter the Contract Price of either Ship by an amount greater than 5% of the Contract Price for such
        Ship); or

8.2.8   Bareboat Charter

        enter into any Bareboat Charter and, if the Agent shall consent (which consent shall not be unreasonably withheld or delayed) to the entering into of a Bareboat Charter, the Borrower shall execute in favour of the Security Trustee a charter assignment or (together with the Charterer) a tripartite agreement in form and substance satisfactory to the Agent in respect of such Bareboat Charter; or

8.2.9   Time Charter

        enter into any Time Charter without notifying the Agent and, if requested by the Agent, providing a copy of such Time Charter (with any confidential information deleted).

8.3  Security Value Maintenance

8.3.1   Security shortfall

        If at any time the Security Value shall be less than the Security Requirement (except where this occurs solely as a result of either Ship becoming a Total Loss in which event this clause 8.3.1 shall apply on the basis that the Security Value shall be determined by reference to the remaining Ship and the Security Requirement shall be determined as though the Borrower had made a prepayment in accordance with the provisions of clause 4.3), the Agent may give notice to the Borrower requiring that such deficiency be remedied and then the Borrower shall (unless both Ships have become a Total Loss) either:

        (a) prepay within a period of 21 days of the date of receipt by the Borrower of the Agent's said notice such sum in Dollars as will result in the Security Requirement after such prepayment (taking into account any other repayment of the Loan made between the date of the notice and the date of such prepayment) being equal to the Security Value; or

        (b) within 21 days of the date of receipt by the Borrower of the Agent's said notice constitute to the satisfaction of the Agent such further security for the Loan as shall be acceptable to the Agent having a value for security purposes (as determined by the Agent in its absolute discretion) at the date upon which such further security shall be constituted which, when added to the Security Value, shall not be less than the Security Requirement as at such date.

        Clauses 4.4 and 4.5 shall apply to prepayments under clause 8.3.1(a).

8.3.2   Valuation of Ship

        Each Ship shall, for the purposes of this clause 8.3 (but subject to clause 8.3.4), be valued in Dollars twice in each year by 2 reputable and independent sale and purchase ship brokers each nominated and appointed by the Agent in its sole discretion (each such valuation to be made without, unless required by the Agent, physical inspection, and on the basis of a sale for prompt delivery for cash at arms length on normal commercial terms for a sale of a vessel as between a willing buyer and a willing seller without taking into account the benefit of any charterparty or other engagement concerning a Ship). The mean of the valuations shall constitute the value of a Ship for the purposes of this clause 8.3.

        The value of a Ship determined in accordance with the provisions of clause 8.3.4 shall be binding upon the parties hereto until such time as any further such valuations shall be obtained.

8.3.3   Information

        The Borrower undertakes to the Agent to supply to the Agent and to any such shipbrokers such information concerning a Ship and its condition as such shipbrokers may reasonably require for the purpose of making any such valuation.

8.3.4   Costs

        All costs in connection with the Agent obtaining the valuations of a Ship referred to in clause 8.3.2, shall be borne by the Lenders, provided always that once a Default has occurred and is continuing the Ship shall be valued in accordance with clause 8.3.2 as often as the Agent shall reasonably require and the Borrower shall bear all costs in connection with the Agent obtaining any subsequent valuation of the Ships referred to in clause 8.3.2.

8.3.5   Valuation of additional security

        For the purpose of this clause 8.3, the market value of any additional security provided or to be provided to the Agent, the Lenders or the Security Trustee shall be determined by the Agent acting reasonably. Where such additional security is (a) an additional Mortgaged Ship the security value shall be determined by the Agent in accordance with clause 8.3.2, (b) in the case of cash deposits charged in favour of the Security Trustee the security value shall be on a dollar for dollar basis or (c) in the case of a guarantee or other surety the security value shall be determined by the Agent in its absolute discretion without any necessity for the Agent assigning any reason thereto. The Borrower shall bear all costs in connection with the Agent determining the value of such additional security.

8.3.6   Documents and evidence

        In connection with any additional security provided in accordance with this clause 8.3, the Agent shall be entitled to receive such evidence and documents of the kind referred to in schedule 3 as may in the Agent's reasonable opinion be appropriate and such favourable legal opinions as the Agent shall reasonably require.

9       Conditions

9.1     Documents and evidence

        The obligation of each Lender to make available its Commitment shall be subject to the condition that:

9.1.1 the Agent, or its duly authorised representative, shall have received, not later than 1 Banking Days before the day on which the Drawdown Notice for the first Advance is given, the documents and evidence specified in Part 1 of schedule 3 in form and substance satisfactory to the Agent;

9.1.2 the Agent, or its duly authorised representative, shall have received, on or prior to the Drawdown Date for the relevant Advance, the documents and evidence specified in Part 2 of schedule 3 in relation to the Ship against which such Advance shall be applied in form and substance satisfactory to the Agent.

9.2  General conditions precedent

     The obligation of each Lender to make available its Commitment shall be subject to the further conditions that, at the time of the giving of the Drawdown Notice for such Advance, and at the time of the making of such
     Advance:

9.2.1 the representations and warranties contained in (a) clauses 7.1 and 7.2 (and so that the representation and warranty in clause 7.1.9 shall for this purpose refer to the then latest audited financial statements delivered to the Agent under clause 8.1.5) are true and correct in all material respects on and as of each such time as if each was made with respect to the facts and circumstances existing at such time;

9.2.2 no Default shall have occurred and be continuing or would result from the making of the relevant Advance; and

9.2.3 the making of such Advance is not contrary to any law or legislation applicable to any of the parties to this Agreement.

9.3  Waiver of conditions precedent

     The conditions specified in this clause 9 are inserted solely for the benefit of the Lenders and may be waived on their behalf in whole or in part and with or without conditions by the Agent.

9.4  Further conditions precedent

     Not later than 5 Banking Days prior to each Drawdown Date, the Agent may request and the Borrower shall, on or prior to such date, deliver to the Agent on such reasonable request further favourable certificates and/or opinions as to any or all of the matters which are the subject of clauses 7, 8, 9 and 10.

10.  Events of Default

10.1 Events

     There shall be an Event of Default if:

10.1.1 Non-payment: the Borrower fails to pay any sum payable by it under any of the Security Documents at the time, in the currency and in the manner stipulated in the Security Documents save that if such non payment is attributable solely to delay caused by administrative error or oversight in transmission of funds, no Event of Default shall occur provided that the Borrower shall make such payment within 3 Banking Days of demand by the Agent; or

10.1.2 Breach of Insurance and certain other obligations: the Borrower fails to obtain and/or maintain the Insurances (as defined in, and in accordance with the requirements of, the Ship Security Documents) for any of the Mortgaged Ships or if any insurer in respect of such Insurances cancels the Insurances or disclaims liability by reason, in either case, of mis-statement in any proposal for the insurances or for any other failure or default on the part of the Borrower or any other person; or

10.1.3 Breach of other obligations: any Security Party commits any breach of or omits to observe any of its obligations or undertakings expressed to be assumed by it under any of the Security Documents (other than those referred to in clauses 10.1.1 and 10.1.2 above) and, in respect of any such breach or omission which in the opinion of the Agent is capable of remedy, such action as the Agent may require shall not have been taken within 10 days of the Agent notifying the relevant Security Party of such default and of such required action; or

10.1.4 Misrepresentation: any representation or warranty made or deemed to be made or repeated by or in respect of any Security Party in or pursuant to any of the Security Documents or in any notice, certificate or statement referred to in or delivered under any of the Security Documents is or proves to have been incorrect or misleading in any material respect; or

10.1.5 Cross-default: any Indebtedness of any Security Party being, in any such case, an amount, or aggregate amount at any time, of not less than $10,000,000 is not paid when due or any indebtedness of any Security Party being, in any such case, an amount, or aggregate amount at any time, of not less than $10,000,000 becomes (whether by declaration or automatically in accordance with the relevant agreement or instrument constituting the same) due and payable prior to the date when it would otherwise have become due (unless as a result of the exercise by the relevant Security Party of a voluntary right of prepayment), or any creditor of any Security Party becomes entitled to declare any such Indebtedness due and payable is withdrawn, suspended or cancelled by reason of any default (however described) of the person concerned unless the relevant Security Party shall have satisfied the Agent that such withdrawal, suspension or cancellation will not affect or prejudice in any way the relevant Security Party's ability to pay its debts as they fall due and fund its commitments, or any guarantee given by any Security Party in respect of indebtedness is not honoured when due and called upon; or

10.1.6 Legal process: any judgment or order for a sum in excess of an aggregate amount at any time of $10,000,000 or more made against any Security Party is not stayed or complied with within 14 days or a creditor attaches or takes possession of, or a distress, execution, sequestration or other process is levied or enforced upon or sued out against, any of the undertakings, assets, rights or revenues of any Security Party and is not discharged within 14 days; or

10.1.7 Insolvency: any Security Party becomes insolvent or stops or suspends making payments (whether of principal or interest) with respect to all or any class of its debts or announces an intention to do so; or

10.1.8 Reduction or loss of capital: a meeting is convened by any Security Party for the purpose of passing any resolution to purchase, reduce or redeem any of its share capital without the prior written consent of the Agent which consent not to be unreasonably delayed or withheld; or

10.1.9 Winding up: any petition is presented or other step is taken for the purpose of winding-up any Security Party (not being a petition which the relevant Security Party can demonstrate to the satisfaction of the Agent, by providing an opinion of leading counsel to that effect, is frivolous, vexatious or an abuse of the process of the court or relates to a claim to which the relevant Security party has a good defence and which is being vigorously contested by the relevant Security Party) or an order is made or resolution passed for the winding up of any Security Party or a notice is issued convening a meeting for the purpose of passing any such resolution; or

10.1.10 Administration: any petition is presented or other step is taken for the purpose of the appointment of an administrator of any Security Party or an administration order is made in relation to any Security Party; or

10.1.11 Appointment of receivers and managers: any administrative or other receiver is appointed of any Security Party or any part of its assets and/or undertakings; or

10.1.12 Compositions: any steps are taken, or negotiations commenced, by any Security Party or by any of its creditors with a view to the general readjustment or rescheduling of all or part of its indebtedness or to proposing any kind of composition, compromise or arrangement involving such company and any of its creditors without the prior written consent of the Agent, such consent may be withheld in the absolute discretion of the Agent; or

10.1.13 Analogous proceedings: there occurs, in relation to any Security Party, in any country or territory in which any of them carries on business or to the jurisdiction of whose courts any part of their assets is subject, any event which, in the reasonable opinion of the Agent, appears in that country or territory to correspond with, or have an effect equivalent or similar to, any of those mentioned in clauses 10.1.6 to 10.1.12 (inclusive) or any Security Party otherwise becomes subject, in any such country or territory, to the operation of any law relating to insolvency, bankruptcy or liquidation; or

10.1.14 Cessation of business: the Borrower suspends or ceases or threatens to suspend or cease to carry on its business; or

10.1.15 Repudiation: any Security Party repudiates any of the Security Documents or does or causes or permits to be done any act or thing evidencing an intention to repudiate any of the Security Documents; or

10.1.16 Encumbrances enforceable: any Encumbrance (other than Permitted Liens) in respect of any of the property (or part thereof) which is the subject of any of the Security Documents becomes enforceable; or

10.1.17 Material adverse change: there occurs a material adverse change in the financial condition of the Borrower by reference to the financial statements referred to in clause 7.1.9 which material adverse change shall affect the ability of the Borrower to perform its payment and other material obligations under this Agreement and the other Security Documents; or

10.1.18 Arrest: either Ship is arrested, confiscated, seized, taken in execution, impounded, forfeited, detained in exercise or purported exercise (except in the case of a Compulsory Acquisition or Total Loss) of any possessory lien or other claim or otherwise taken from the possession of the Borrower and the Borrower shall fail to procure the release of such Ship within a period of 14 days thereafter; or

10.1.19 Registration: the registration of either Ship under the laws and flag of the relevant Flag State is cancelled or terminated without the prior written consent of the Lenders; or

10.1.20 Environment: the Borrower and/or any other Relevant Party and/or any of their respective Environmental Affiliates fails to comply with any Environmental Law or any Environmental Approval or either of the Ships or any other Relevant Ship is involved in any incident which gives rise or may give rise to an Environmental Claim if, in any such case, such non-compliance or incident or the consequences thereof could reasonably be expected to have a material adverse effect on the ability of the Borrower to perform its payment and other material obligations under this Agreement and the other Security Documents or on the security constituted by any of the Security Documents; or

10.1.21 P&I: the Borrower or any other person fails or omits to comply with any requirements of the protection and indemnity association or other insurer with which a Ship is entered for insurance or insured against protection and indemnity risks (including oil pollution risks) to the effect that any cover (including, without limitation, any cover in respect of liability for Environmental Claims arising in jurisdictions where such Ship operates or trades) is cancelled or such action as is required by the protection and indemnity association or other such insurer in any notice threatening cancellation is not taken with the period specified in such notice.

10.2  Acceleration

      The Lenders may (and the Agent with the prior approval of the Lenders shall), without prejudice to any other rights to the Lenders, at any time after the happening of an Event of Default by notice to the Borrower declare that:

10.2.1 the obligation of each Lender to make the Commitment available shall be terminated, whereupon the Commitment shall be reduced to zero forthwith; and/or

10.2.2 the Loan and all interest and commitment commission accrued and all other sums payable under the Security Documents have become due and payable, whereupon the same shall, immediately or in accordance with the terms of such notice, become due and payable.

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

10.3  Demand basis

10.3.1 If, pursuant to clause 10.2.2, the Lenders (or the Agent with the prior approval of the Lenders) declares the Loan to be due and payable on demand, the Lenders may (and the Agent with the prior approval of the Lenders shall) by written notice to the Borrower (a) call for repayment of the Loan on such date as may be specified whereupon the Loan shall become due and payable on the date so specified together with all interest and commitment commission accrued and all other sums payable under this Agreement or (b) withdraw such declaration with effect from the date specified in such notice.

11    Indemnities

11.1  Miscellaneous indemnities

      The Borrower shall on demand indemnify each Lender, the Agent and the Security Trustee, without prejudice to any of their other rights under any of the Security Documents, against any loss (including loss of Margin until the end of the then current Interest Period) or expense which such Lender, the Agent or the Security Trustee shall certify as sustained or incurred by it as a consequence of:

11.1.1 any default in payment by the Borrower of any sum under any of the Security Documents when due;

11.1.2  the occurrence of any other Event of Default;

11.1.3 any prepayment of any Advance or part thereof or the Loan being made under clauses 4.3, 8.3 or 12.1, or any other repayment of any Advance or part thereof or the Loan being made otherwise than on an Interest Payment Date relating to the Advance or the Loan prepaid or repaid; or

11.1.4 any Advance not being made for any reason (unless attributable to the fault of the Lenders) after the relevant Drawdown Notice for such Advance has been given,

      including, in any such case, but not limited to, any loss or expense sustained or incurred by any Lender in maintaining or funding its Contribution or any part thereof or in liquidating or re-employing deposits from third parties acquired or contracted for to fund, effect or maintain all or any part of its Contribution or any other amount arising to such Lender.

11.2  Currency indemnity

      If any sum due from the Borrower under any of the Security Documents or any order or judgment given or made in relation thereto has to be converted from the currency (the "first currency") in which the same is payable under the relevant Security Document or under such order or judgment into another currency (the "second currency") for the purpose of
      (a) making or filing a claim or proof against the Borrower, (b) obtaining an order or judgment in any court or other tribunal or (c) enforcing any order or judgment given or made in relation to any of the Security Documents, the Borrower shall indemnify and hold harmless the Lenders, the Agent, the Arranger and the Security Trustee from and against any loss suffered as a result of any difference between (i) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency and (ii) the rate or rates of exchange at which the Lenders, the Agent, the Arranger and the Security Trustee may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof. Any amount due from the Borrower under this clause 11.2 shall be due as a separate debt and shall not be affected by judgment being obtained for any other sums due under or in respect of any of the Security Documents and the term "rate of exchange" includes any premium and costs of exchange payable in connection with the purchase of the first currency with the second currency.

11.3  Environmental indemnity

      The Borrower shall indemnify the Lenders, the Agent, the Arranger, the Underwriter and the Security Trustee on demand and hold the Lenders, the Agent, the Arranger, the Underwriter and the Security Trustee harmless from and against all costs, expenses, payments, charges, losses, demands, liabilities, actions, proceedings (whether civil or criminal), penalties, fines, damages, judgments, orders, sanctions or other outgoings of whatever nature which may be suffered, incurred or paid by, or made or asserted against the Lenders, the Agent, the Arranger, the Underwriter and the Security Trustee at any time, whether before or after the repayment in full of principal and interest under this Agreement, relating to, or arising directly or indirectly in any manner or for any cause or reason whatsoever out of an Environmental Claim made or asserted against the Lenders, the Agent, the Arranger, the Underwriter and the Security Trustee if such Environmental Claim would not have been, or been capable of being, made or asserted against the Lenders, the Agent, the Arranger, the Underwriter or the Security Trustee if it had not entered into any of the Security Documents and/or exercised any of its rights, powers and discretions thereby conferred and/or performed any of its obligations thereunder and/or been involved in any of the transactions contemplated by the Security Documents.

12    Unlawfulness and increased costs

12.1  Unlawfulness

      If it is or becomes contrary to any law or regulation for any Lender to make any Advance or to maintain its Commitment or fund its Contribution, such Lender shall promptly, through the Agent, give notice to the Borrower whereupon (a) such Lender's Commitment shall be reduced to zero and (b) the Borrower shall be obliged to prepay the Contribution of such Lender either (i) forthwith or (ii) on a future specified date not being earlier than the latest date permitted by the relevant law or regulation together with interest and commitment commission accrued to the date of prepayment and all other sums payable by the Borrower under this Agreement.

12.2  Increased costs

      If the result of any change in, or in the interpretation or application of, or the introduction of, any law or any regulation, request or requirement (whether or not having the force of law, but, if not having the force of law, with which the Agent and/or any Lender or, as the case may be, its holding company habitually complies), including (without limitation) those relating to Taxation, capital adequacy, liquidity, reserve assets, cash ratio deposits and special deposits, is to:

12.2.1 subject any Lender to Taxes or change the basis of Taxation of any Lender with respect to any payment under any of the Security Documents (other than Taxes or Taxation on the overall net income, profits or gains of such Lender); and/or

12.2.2 increase the cost to, or impose an additional cost on, any Lender or its holding company in making or keeping the Commitment available or maintaining or funding all or part of the Loan; and/or

12.2.3 reduce the amount payable or the effective return to any Lender under any of the Security Documents; and/or

12.2.4 reduce any Lender's or its holding company's rate of return on its overall capital by reason of a change in the manner in which it is required to allocate capital resources to its obligations under any of the Security Documents; and/or

12.2.5 require any Lender or its holding company to make a payment or forgo a return on or calculated by reference to any amount received or receivable by it under any of the Security Documents; and/or

12.2.6 require any Lender or its holding company to incur or sustain a loss by reason of being obliged to deduct all or part of the Commitment or the Loan from its capital for regulatory purposes, then and in each such case (subject to clause 12.3):

      (a) such Lender shall notify the Borrower in writing of such event promptly upon its becoming aware of the same;

      (b) the Lenders shall negotiate with the Borrower in good faith with a view to restructuring the transaction constituted by the Security Documents in a way which will (in the reasonable opinion of the Lenders) satisfactorily avoid either the unlawfulness or increased costs concerned (each as the case may be) without either decreasing the amounts or net returns due to the Agent and the Lenders under the Security Documents or which would, but for such unlawfulness or such increased costs (each as the case may be), have been so due, or otherwise adversely affecting the rights, interests and security of the Agent and/or the Security Trustee and/or the Lenders and/or the Arranger under the transaction as presently constituted and will not (in the reasonable opinion of the Lenders) increase the cost to the Borrower of or otherwise adversely affect the rights, and interests of the Borrower under the transactions (and unless the Lenders nominate a longer period (which they shall be at liberty to do), such negotiations shall continue for a period of 30 days after the Borrower has been given notice under clause 12.2.6(a) or for such lesser period as is permitted under applicable law having regard to either the unlawfulness or the increased costs concerned (such period called the "Negotiation Period");

      (c) if at the end of the Negotiation Period the Lenders and the Borrower have not reached agreement on a restructuring of the transaction on the basis described in clause 12.2.6(b) above then the Borrower shall on demand, made at any time after expiry of the Negotiation Period whether or not the relevant Lender's Contribution has been repaid, pay to such Lender the amount which such Lender specifies (in a certificate (which shall be conclusive in the absence of manifest error) setting forth the basis of the computation of such amount but not including any matters which such Lender regards as confidential in relation to its funding arrangements) is required to compensate such Lender for such alternative funding, increased cost, reduction, payment or forgone return;

      (d) the Lenders shall take all steps as the Agent (or as the case may be, that Lender) reasonably determines is open to it to mitigate the effect of such circumstances.

      For the purposes of this clause 12.2 "holding company" means the company or entity (if any) within the consolidated supervision of which such Lender is included.

12.3  Exception

      Nothing in clause 12.2 shall entitle any Lender to receive any amount in respect of compensation for any such liability to Taxes, increased or additional cost, reduction, payment, foregone return or loss to the extent that the same is the subject of an additional payment under clause 6.7 or which arises as a result of any deterioration in the credit rating of any Lender.

12.4  Further exceptions

      Nothing in clause 12.2.4, shall entitle the Agent or any Lender to receive any amount in respect of compensation for any such liability to Taxes, increased or additional cost, reduction, payment, foregone return or loss which arises as a consequence of (or any law or regulation implementing)
      (a) the proposals for international convergence of capital measurement and capital standards published by the Basle Committee on Banking Regulations and Supervisory Practices in July 1988 and/or (b) any applicable directive of the European Union (in each case) unless it results from any change in, or in the interpretation or application of, such proposals or any such applicable directive (or any law or regulation implementing the same) occurring after the date hereof. For the purposes of this clause 12.4 the term "applicable directive" means (exclusively) each of the Own Funds Directive (89/299/EEC of 17th April 1989) and the Solvency Ratio Directive (89/647/EEC of 18th December 1989).

13    Security and set-off

13.1  Application of moneys

      All moneys received by the Agent and/or the Lenders and/or the Security Trustee and/or the Arranger under or pursuant to any of the Security Documents and expressed to be applicable in accordance with the provisions of this clause 13.1 shall be applied in the following manner:

13.1.1 first in or toward payment of all unpaid fees, commissions and expenses which may be owing to the Agent or any Lender under any of the Security Documents;

13.1.2 secondly in or towards payment to any Lender for any loss suffered by reason of any such payment in respect of principal not being effected on an Interest Payment Date relating to the part of the Loan repaid;

13.1.3 thirdly in or towards payment of any arrears of interest owing in respect of the Loan or any part thereof;

13.1.4 fourthly in or towards repayment of the Loan (whether the same is due and payable or not);

13.1.5 fifthly in or towards payment to any Lender of any other sums owing to it under any of the Security Documents; and

13.1.6 sixthly the surplus (if any) shall be paid to the Borrower or to whomsoever else may be entitled to receive such surplus,

      or in such other manner as the Agent shall determine.

13.2  Set-off

      The Borrower authorizes each Lender (without prejudice to any of such Lender's rights at law, in equity or otherwise), at any time after the occurrence of an Event of Default which is continuing and without notice to the Borrower:

13.2.1 to apply any credit balance to which the Borrower is then entitled standing upon any account of the Borrower with any branch of such Lender in or towards satisfaction of any sum due and payable from the Borrower to such Lender under any of the Security Documents;

13.2.2 in the name of the Borrower and/or such Lender to do all such acts and to execute all such documents as may be necessary or expedient to effect such application; and

13.2.3 to combine and/or consolidate all or any accounts in the name of the Borrower with such Lender.

      For such purposes, each such Lender is authorised to purchase with the moneys standing to the credit of such account such other currencies as may be necessary to effect such application. No Lender shall be obliged to exercise any right given to it by this clause 13. Each Lender shall notify the Agent and the Borrower forthwith upon the exercise or purported exercise of any right of set-off giving full details in relation thereto.

13.3  Pro-rata payments

      If at any time the proportion which any Lender (the "Recovering Lender") has received or recovered (other than from an Assignee, a Substitute or a sub-participant in such Lender's Contribution or any other payment of an amount due to the Recovering Lender for its sole account pursuant to clauses 3.6, 4.3, 5.1, 6.1, 11.1, 11.2, 12.1 or 12.2) in respect of its share of any payment to be made for the account of the Recovering Lender and one or more other Lenders under any of the Security Documents is greater (the amount of the excess being referred to in this clause 13 as the "excess amount") than the proportion of the share of such payment received or recovered by the Lender receiving or recovering the smallest or no proportion of its share, then:

13.3.1 within 2 Banking Days of such receipt or recovery, the Recovering Lender shall pay to the Agent an amount equal (or equivalent) to the excess amount;

13.3.2 the Agent shall treat such payment as if it were part of the payment to be made by the Borrower and shall distribute the same in accordance with clause 13.1; and

13.3.3 as between the Borrower and the Recovering Lender the excess amount shall be treated as not having been paid but the obligations of the Borrower to the other Lenders shall, to the extent of the amount so paid to them, be treated as discharged.

           Each Lender shall forthwith notify the Agent of any such receipt or recovery by such Lender other than by payment through the Agent. If any excess amount subsequently has to be wholly or partly refunded by the Recovering Lender which paid an amount equal thereto to the Agent under clause 13.3.1 each Lender to which any part of such amount was distributed shall on request from the Recovering Lender repay to the Recovering Lender such Lender's pro-rata share of the amount which has to be refunded by the Recovering Lender. Each Lender shall on request supply to the Agent such information as the Agent may from time to time request for the purpose of the clause 13.3. Notwithstanding the foregoing provisions of this clause 13.3 no Recovering Lender shall be obliged to share any excess amount which it receives or recovers pursuant to legal proceedings taken by it to recover any sums owing to it under this Agreement with any other party which has a legal right to, but does not, either join in such proceedings or commence and diligently pursue separate proceedings to enforce its rights in the same or another court (unless the proceedings instituted by the Recovering Lender are instituted by it without prior notice having been given to such party through the Agent).

13.4       No release

           For the avoidance of doubt it is hereby declared that failure by any Recovering Lender to comply with the provisions of clause 13.3 shall not release any other Recovering Lender from any of its obligations or liabilities under clause 13.3.

13.5       No charge

           The provisions of this clause 13 shall not, and shall not be construed so as to, constitute a charge by a Lender over all or any part of a sum received or recovered by it in the circumstances mentioned in clause 13.3.

13.6       Further assurance

           The Borrower undertakes that the Security Documents shall both at the date of execution and delivery thereof and so long as any moneys are owing under any of the Security Documents be valid and binding obligations of the respective parties thereto and the rights of the Agent, the Security Trustee and the Lenders thereunder enforceable in accordance with their respective terms and that they will, at their expense, execute, sign, perfect and do, and will procure the execution, signing, perfecting and doing by each of the other Security Parties of, any and every such further assurance, document, act or thing as in the reasonable opinion of the Agent may be necessary or desirable for perfecting the security contemplated or constituted by the Security Documents.

14         Assignment, substitution and lending office

14.1       Benefit and burden

           This Agreement shall be binding upon, and enure for the benefit of, the Lenders, the Agent the Security Trustee and the Borrower and their respective successors.

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

14.2   No assignment by Borrower

       The Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agent, which consent will be subject to (a) the Borrower providing a full guarantee of the assignee's obligations under this Agreement and each Security Document to which it is a party, in form and substance satisfactory to the Agent and the Security Trustee and (b) to such other reasonable conditions as the Agent and/or the Security Trustee may impose.

14.3   Assignment by Lenders

       Any Lender may assign all or any part of its rights under this Agreement or under any of the other Security Documents to any other bank or financial institution (an "Assignee") without the consent of the Borrower.

14.4   Substitution

       Each Lender may transfer, by way of novation, all or any part of its rights, benefits and/or obligations under this Agreement to another person (a "Substitute") with the consent of the other Lenders but subject to the deletion of clause 8.3 from this Agreement and the prior consultation with the Borrower in the case of any initial syndication of the Loan by the Underwriter (in its capacity as sole Lender). Any such novation shall be effected upon 5 Banking Days' prior notice by delivery to the Agent of a duly completed Substitution Certificate duly executed by such Lender, the Substitute and the Agent (for itself, the Borrower, the Arranger, the Security Trustee, the Underwriter and the other Lenders). On the effective date specified in a Substitution Certificate so executed and delivered, to the extent that they are expressed in such Substitution Certificate to be the subject of the novation effected pursuant to the clause 14.3:

14.4.1 the existing parties to this Agreement and the Lender party to the relevant Substitution Certificate shall be released from their respective obligations towards one another under this Agreement ("discharged obligations") and their respective rights against one another under this Agreement ("discharged rights") shall be cancelled;

14.4.2 the Substitute party to the relevant Substitution Certificate and the existing parties to this Agreement (other than the Lender party to such Substitution Certificate) shall assume obligations towards each other which differ from the discharged obligations only insofar as they are owed to or assumed by such Substitute instead of to or by such Lender; and

14.4.3 the Substitute party to the relevant Substitution Certificate and the existing parties to this Agreement (other than the Lender party to such Substitution Certificate) shall acquire rights against each other which differ from the discharged rights only insofar as they are exercisable by or against such Substitute instead of by or against such Lender, and, on the date upon which such novation takes effect, the Substitute (unless such Substitute shall be a Related Company of the Lender party to the relevant Substitution Certificate) shall pay to the Agent for its own account a fee agreed between them. The Agent shall promptly notify the other parties hereto of the receipt by it of any Substitution Certificate and shall promptly deliver a copy of such Substitution Certificate to the Borrower.

All costs of syndication and assignment by any Lender at any time during the Security Period shall be borne by the relevant Lender or Lenders.

14.5   Reliance on Substitution Certificate

       The Agent, the Lenders, the Arranger, the Security Trustee, the Underwriter and the Borrowers shall be fully entitled to rely on any Substitution Certificate delivered to the Agent in accordance with the foregoing provisions of this clause 14 which is complete and regular on its face as regards its contents and purportedly signed on behalf of the relevant Lender and the Substitute and none of the Agent, the Lenders, the Arranger, the Security Trustee, the Underwriter or the

       Borrower shall have any liability or responsibility to any party as a consequence of placing reliance on and acting in accordance with any such Substitution Certificate if it proves to be the case that the same was not authentic or duly authorised.

14.6   Signing of Substitution Certificate

       Each of the Borrower, the Arranger, the Security Trustee, the Underwriter and the Lenders irrevocably authorises the Agent to countersign each Substitution Certificate on its behalf without any further consent of, or consultation with, the Borrowers, the Arranger, the Security Trustee, the Underwriter or such Lender (as the case may be).

14.7   Construction of certain references

       If any Lender assigns all or any part of its rights or novates all or any part of its rights, benefits and obligations as provided in clause 14.3 or 14.4 all relevant references in this Agreement to such Lender shall thereafter be construed as a reference to such Lender and/or its Assignee or Substitute (as the case may be) to the extent of their respective interests.

14.8   Documenting assignments and novations

       If any Lender assigns all or any part of its rights or novates all or any part of its rights, benefits and/or obligations as provided in clause
       14.3 or 14.4 the Borrower undertakes, immediately on being requested to do so by the Agent and at the cost of the Lender that has so assigned or novated all or any part of its rights and/or obligations, to enter into, and procure that the other Security Parties shall enter into, such documents as may be necessary or desirable to transfer to the Assignee or Substitute all or the relevant part of such Lender's interest in the Security Documents and all relevant references in this Agreement to such Lender shall thereafter be construed as a reference to the Lender and/or its Assignee or Substitute (as the case may be) to the extent of their respective interests.

14.9   Lending office

       Each Lender shall lend through its office at the address specified in schedule 1 or, as the case may be, in any relevant Substitution Certificate or through any other office of such Lender selected from time to time by it through which such Lender wishes to lend for the purposes of this Agreement Provided always that such change of office shall not result in an increase in the obligations of the Borrower under this Agreement.

14.10  Disclosure of information

       Any Lender or the Agent may disclose to a prospective assignee, substitute or transferee or to any other person who may propose entering into contractual relations with such Lender or the Agent in relation to this Agreement such information about the Borrower as such Lender or the Agent shall consider appropriate provided that the Agent and/or Lender shall procure that the recipients of such information undertake to the Borrower in advance to preserve the confidentiality of all such information.

14.11  No additional costs

       If at any time any assignment by any Lender of all or any part of its rights or benefits under this Agreement or any transfer by such Lender of any part of the rights, benefits and/or obligations under this Agreement, or any change in the office through which it lends for the purposes of this Agreement, the Borrower would be obliged to pay to the Assignee or Transferee or (in the case of a change of lending office) the Agent under clause 6.7 or 12.2 any sum in excess of the sum (if any) which it would have been obliged to pay to the Agent and/or Lender under the relevant clause in the absence of such assignment, transfer or change, the Borrower shall not be obliged to pay that excess.

15      Agent and Security Trustee

15.1    Appointment of the Agent and Security Trustee

        The Lenders hereby jointly and severally appoint the Agent as facility agent and the Security Trustee as security agent and trustee to act on their behalf in the manner as set out in this Agreement and in the Agency Agreement and hereby authorise the Agent and the Security Trustee, among other things, to exercise any such rights, powers, discretions or authorities as are delegated to the Agent and/or the Security Trustee and by the terms of this Agreement and the Agency Agreement. The Borrower shall not, at any time during the Security Period, be liable for any costs associated with the retirement or replacement of the Agent or the Security Trustee.

15.2 Neither the Agent nor the Security Trustee shall have any duties or responsibilities except those expressly set forth in this Agreement, the other Security Documents and the Agency Agreement.

15.3    The Agent and the Security Trustee, as the case may be, shall;

15.3.1 inform each of the Lenders of the contents of any notice, information or document received by it from the Borrower hereunder including notices received from the Borrower in accordance with clause 16;

15.3.2 notify each of the Lenders of the occurrence of any Default of which the Agent has actual knowledge; and

15.3.3.     hold the original Security Documents on behalf of the Lenders.

15.4 Neither the Agent nor the Security Trustee accepts any responsibility for the accuracy and/or completeness of any information supplied by the Borrower or any third party in connection with this Agreement or for the legality, validity, effectiveness, adequacy or enforceability of this Agreement and neither of them shall be under any liability as a result of taking or omitting to take any action in relation to this Agreement, save in the case of gross negligence or wilful misconduct.

15.5 The Lenders agree that they will not assert or seek to assert against any director, officer or employee of the Agent or the Security Trustee, as the case may be, any claim they might have against the Agent or the Security Trustee, as the case may be, in respect of the matters referred to in this clause 15.

15.6 It is understood and agreed by the Lenders that they have themselves been, and will continue to be, solely responsible for making their own independent appraisals of and investigations into the financial condition, creditworthiness, condition, affairs, status and nature of the Borrower and, accordingly, the Lenders warrant to the Agent and the Security Trustee, that they have not relied and will not thereafter rely on the Agent or the Security Trustee:

15.6.1 to check or inquire on their behalf into the adequacy, accuracy or completeness of any information provided by the Borrower in connection with this Agreement or the transactions herein contemplated (including such information which has been or is hereafter circulated to the Lenders by the Agent or the Security Trustee, as the case may be); or

15.6.2 to assess or keep under review on their behalf the financial condition, creditworthiness, condition, affairs, status or nature of any of the Borrower.

16      Notices and other matters

16.1    Notices

        Every notice, request, demand or other communication under this Agreement or (unless otherwise provided therein) under any of the other Security Documents shall:

16.1.1 be in writing delivered personally or by first-class prepaid letter (airmail if available) or facsimile transmission or other means of telecommunication in permanent written form;

16.1.2 be deemed to have been received, subject as otherwise provided in the relevant Security Document, in the case of a letter, when delivered personally or 3 days after it has been put in to the post and, in the case of facsimile transmission or other means of telecommunication in permanent written form, at the time of despatch (provided that if the date of despatch is not a business day in the country of the addressee or if the time of despatch is after the close of business in the country of the addressee it shall be deemed to have been received at the opening of business on the next such business day); and

16.1.3       be sent:

             (a)   to the Borrower at:

                   American Eagle Tankers Inc. Limited
                   NOL Centre
                   15 Exchange Place
                   Suite 110 Jersey City NJ 07302-3912
                   USA

                   Fax no:    +1 201 324 3961/201 985 0527
                   Attention: Gregory A. McGrath

                   with a copy to:

                   Neptune Orient Lines Limited
                   NOL Building
                   456 Alexandra Road
                   #23-00 Corporate Treasury
                   Singapore 119962

                   Fax:       +65 278 8355
                   Attention: Steven Wong

             (b) to the Agent, the Underwriter (in its capacity as sole Lender) and the Security Trustee at:

                   Sankt Annae Plads 1-3
                   Postboks 3028
                   1021 Kobenhaven K
                   Denmark

                   Fax no:      00 45 33 33 96 66
                   Attention:   Corporate Department

             (c) to any other Lender at its address or fax number specified in any relevant Substitution Certificate,

             or to such address and/or numbers as is notified by one party to the other party under this Agreement.

16.2    No implied waivers, remedies cumulative

        No failure or delay on the part of the Agent, the Security Trustee, the Lenders or any of them to exercise any power, right or remedy under any of the Security Documents shall operate as a waiver thereof, nor shall any single or partial exercise by the Agent, the Security Trustee, the Lenders or any of them of any power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy. The remedies provided in the Security Documents are cumulative and are not exclusive of any remedies provided by law.

16.3    Conflicts

        In the event of a conflict between this Agreement and any of the other Security Documents, the provisions of this Agreement shall prevail.

16.4    English Language

        All certificates, instruments and other documents to be delivered under or supplied in connection with any of the Security Documents shall be in the English language or shall be accompanied by a certified English translation upon which the Lenders shall be entitled to rely.

16.5    Third party rights

        No term of this Agreement shall be enforceable pursuant to the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Agreement.

17      Governing law and jurisdiction

17.1    Law

        This Agreement is governed by and shall be construed in accordance with English law.

17.2    Submission to jurisdiction

        The Borrower agrees, for the benefit of the Agent, the Security Trustee and the Lenders, that any legal action or proceedings arising out of or in connection with this Agreement against the Borrower or any of its assets may be brought in the English courts. The Borrower irrevocably and unconditionally submits to the jurisdiction of such courts and irrevocably designates, appoints and empowers American Eagle Tankers UK Limited at present of 6th Floor, Wyndham House, 189 Marsh Wall, London E14 9SH to receive for it and on its behalf, service of process issued out of the English courts in any such legal action or proceedings. The submission to such jurisdiction shall not (and shall not be construed so as to) limit the right of the Agent, the Security Trustee and the Lenders to take proceedings against the Borrower in the courts of any other competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

        The parties further agree that only the courts of England and not those of any other State shall have jurisdiction to determine any claim which the Borrower may have against the Agent, the Security Trustee or the Lenders arising out of or in connection with this Agreement.

IN WITNESS whereof the parties to this Agreement have caused this Agreement to be duly executed on the date first above written.

                                  Schedule 1

                       The Lenders and their Commitments

------------------------------------------------------------------------------

          Name                 Address, telex and fax           Commitment
                                                                    ($)
------------------------------------------------------------------------------

Danmarks Skibskreditfond       Sankt Annae Plads 1-3           100,000,000
                               1021 Kobenhavn K
                               Denmark

                               Fax: 00 45 33 33 96 66
------------------------------------------------------------------------------

TOTAL                                                          100,000,000
------------------------------------------------------------------------------

                                  Schedule 2

                            Form of Drawdown Notice

                          (referred to in clause 2.2)

(date)

To: Danmarks Skibskreditfond
    Sankt Annae Plads 1-3
    1021 Kobenhavn K
    Denmark

U.S.$100,000,000 Loan - Loan Agreement dated o 2001

We refer to the above Loan Agreement and hereby give you notice that we wish to draw down the [Eagle One/Eagle Two] Advance namely $50,000,000 on {date} [and select a first Interest Period in respect thereof of o months] [the first Interest Period in respect thereof to expire on {date}]. The funds should be credited to [name and number of account] with [details of bank in New York City].

We confirm that:

(a) no event or circumstance has occurred and is continuing which constitutes a Default;

(b) the representations and warranties contained in clauses 7.1 and 7.2 of the Loan Agreement (and so that the representation and warranty in clause
      7.1.9 refers for this purpose to the audited financial statements of the Borrower in respect of the financial year ended on {date}) are true and correct in all material respects at the date hereof as if made with respect to the facts and circumstances existing at such date; and

(c) the borrowing to be effected by the drawdown of the [Eagle One][Eagle Two] Advance will be within our corporate powers, has been validly authorised by appropriate corporate action and will not cause any limit on our borrowings (whether imposed by statute, regulation, agreement or otherwise) to be exceeded; and

(d) there has been no material adverse change in our financial position from that set forth in the financial statements referred to in (b) above which change prevents us from performing our payment and other material obligations under the Loan Agreement or any Security Document.

      Words and expressions defined in the Loan Agreement shall have the same meanings where used herein.

For and on behalf of

AMERICAN EAGLE TANKERS INC. LIMITED

                                  Schedule 3

  Documents and evidence required as conditions precedent to making available the Commitment

                          (referred to in clause 9.1)

                                    Part 1

(a)  Secretarial Certificate

     a certificate signed by an officer of the Borrower substantially in the form set out in schedule 8 and dated no earlier than 5 Banking Days prior to the date of this Agreement;

(b)  Certified Contracts and Charters

     a certified true and complete copy (by way of a certificate signed by an officer of the Borrower dated no earlier than 5 Banking Days prior to the date of this Agreement) of the Contracts (excluding any plans or drawings) and a certified true and complete copy of any Time Charter (with any confidential information deleted);

(c)  Bermudian opinion

     an opinion of Appleby Spurling & Kempe, special legal advisers in Bermuda to the Lenders;

(d)  Borrower's process agent

     a letter from the Borrower's agent for receipt of service of proceedings referred to in clause 17.2 accepting its appointment under the said clause and under each of the other Security Documents in which it is or is to be appointed as such Borrower's agent;

(e)  Security Party's process agents

     a letter from any Security Party's (other than the Borrower's) agent for receipt of service of proceedings accepting its appointment under each of the Security Documents in which it is or is to be appointed as each Security Party's agent; and

(f)  Financial statements

     a confirmation, in a form and substance satisfactory to the Agent, that the final financial statements of the Borrower as at 31 December 2000 are materially the same as the proforma unaudited financial statements delivered to the Agent on 9 February 2001.

                                    Part 2
        Documents and evidence required as conditions precedent to all
                              Advances being made

(a)  Drawdown Notice

     a Drawdown Notice for the drawdown of the relevant Advance duly executed;

(b)  Insurance undertakings

     confirmations from the relevant protection and indemnity association, war risks association and hull and machinery brokers/insurers confirming that Letters of Undertaking will be issued in respect of the relevant Ship in a form and substance acceptable to the Agent acting reasonably;

(c)  Ship conditions

     Evidence that the Ship for which the relevant Advance is to be made:

     (i)   Registration and Encumbrances

           is or will be provisionally registered in the name of the Borrower under the laws and flag of the Flag State through the Registry and that such Ship and her Earnings, Insurances and Requisition Compensation (as defined in the relevant Ship Security Documents) are free of Encumbrances;

     (ii)  Classification

           maintains the relevant Classification free of all requirements and recommendations (which if not rectified in the time specified by the Classification Society would result in a condition of class) of the relevant Classification Society; and

     (iii) Insurance

           is insured in accordance with the provisions of the relevant Ship Security Documents and all requirements of such Ship Security Documents in respect of such insurance have been complied with (including without limitation, confirmation from the protection and indemnity association or other insurer with which such Ship is, or is to be, entered for insurance or insured against protection and indemnity risks (including oil pollution risks) that any necessary declarations required by the association or insurer for the removal of any oil pollution exclusion have been made and that any such exclusion does not apply to such Ship); and

(d)  Delivery documents and commercial invoice

     the Builder's certificate and/or a bill of sale in favour of the Borrower from the Builder and a protocol of delivery and acceptance duly executed and such other evidence as the Agent may reasonably require (including evidence of the Builder's corporate authorisations to deliver title to the relevant Ship) that the Borrower will obtain good title to the relevant Ship on or before the relevant Delivery Date free of all liens and Encumbrances and all that all sums due to the Builder have been or will be paid in full on the Delivery Date;

(e)  Security Documents

     the Ship Security Documents for such Ship duly executed;

(f)  Mortgage registration

     evidence that the Mortgage over such Ship has been registered against such Ship with first priority under the laws and flag of the Flag State through the Registry;

(g)  Notices of assignment

     copies of duly executed notices of assignment required by the terms of such Ship Security Documents and in the forms prescribed by such Ship Security Documents together with evidence that these have been served on all relevant parties;

(h)  Management Agreement and Manager's Undertaking

     copies, certified as a true and complete copy by an officer of the Borrower or other person acceptable to the Agent of any Management Agreement for the relevant Ship and if the Approved Manager is a company other than the Borrower, a Manager's Undertaking duly executed by such Approved manager;

(i)  Supplemental Bermudian opinion

     such written confirmation as the Agent, the Security Trustee and the Lenders shall require from Appleby Spurling & Kempe, the special legal advisers in Bermuda to the Lenders, to confirm (inter alia) that the terms of their legal opinion described in part 1 of this schedule remain applicable and complete in all respects as at the date of such confirmation as if the same referred to the Ship Security Documents in the form in which the same were executed and registered;

(j)  Singapore opinion

     if the Flag State is Singapore or if any Security Party is incorporated in Singapore, an opinion of Robert WH Wang & Woo, special legal advisers in Singapore to the Lenders;

(k)  United States of America opinion

     if the Flag State is the United States of America or if any Security Party is incorporated in the United States of America, an opinion of Seward & Kissel, special legal advisors in the United States of America to the Lenders;

(l)  Further opinions and conditions

     any such further opinion or condition as may be reasonably required by the Agent under clause 9.4;

(m)  Registration forms

     such statutory forms duly signed by the Borrower and the other Security Parties as may be required by the Agent and/or Security Trustee to perfect the security contemplated by the relevant Ship Security Documents;

(n)  Certificates of financial responsibility and vessel response plans no later than 30 days after the Delivery of the relevant Ship, copies of a certificate of financial responsibility and a vessel response plan complying with the requirements of the United States Oil Pollution Act 1990 together with evidence of approval thereof by the relevant regulatory authorities;

(o)  Insurance Opinion

     an opinion from Messrs. Willis of 10 Trinity Square, London EC3P 3AX, insurance consultants to the Lenders (at the Lenders cost), on the insurances effected or to be effected in respect of such Ship upon and following the relevant Drawdown Date; and

(p)  Borrower's authorisation

     copies of extracts of resolutions of the directors of the Borrower evidencing authorisation of the acceptance of the delivery of the Ship and approval of the Ship Security Documents and the transactions contemplated therein and any other documents issued or to be issued pursuant thereto and authorising its appropriate officer or other representative to execute the same on its behalf, such resolutions to be certified by an officer of the Borrower in the manner referred to in paragraph 2 of Part 1 of this schedule and any power of attorney issued pursuant to the said resolutions.

                                  Schedule 4

                       Form of Substitution Certificate

To: DANMARKS SKIBSKREDITFOND on its own behalf, as agent for the Lenders party to the Loan Agreement mentioned below as Arranger, Security Trustee and Underwriter and on behalf of American Eagle Tankers Inc. Limited as Borrower

Attention:

                                                                        [Date]

                           Substitution Certificate

This Substitution Certificate relates to a $100,000,000 Secured Loan Agreement (the "Agreement") dated [o 2001] between the banks and financial institutions whose respective names and addresses are set out in schedule 1 thereto as Lenders and Danmarks Skibskreditfond as Arranger, Agent, Security Trustee and Underwriter.

1 [name of Existing Lender] (the "Existing Lender") (a) confirms the accuracy of the summary of its participation in the Agreement set out in the schedule below; and (b) requests [name of Substitute Lender] (the "Substitute") to accept by way of novation the portion of such participation specified in the schedule hereto by counter-signing and delivering this Substitution Certificate to the Agent at its address for the service of notices specified in the Agreement.

2 The Substitute hereby requests the Agent (on behalf of itself, the Borrower and the Lenders to accept this Substitution Certificate as being delivered to the Agent pursuant to and for the purposes of clause 14 of the Agreement, so as to take effect in accordance with the respective terms thereof on [date of transfer] (the "Effective Date") or on such later date as may be determined in accordance with the respective terms thereof.

3 The Agent (on behalf of itself, the Borrower, the Lenders, the Arranger, the Security Trustee, the Underwriter and all other parties to the Agency Agreement) confirms the novation effected by this Substitution Certificate pursuant to and for the purposes of clause 14.4 of the Agreement so as to take effect in accordance with the respective terms thereof.

4   The Substitute confirms:

    (a) that it has received a copy of the Agreement and each of the other Security Documents and all other documentation and information required by it in connection with the transactions contemplated by this Substitution Certificate;

    (b) that it has made and will continue to make its own assessment of the validity, enforceability and sufficiency of the Agreement, the other Security Documents and this Substitution Certificate and has not relied and will not rely on the Existing Lender or the Agent, the Arranger, the Security Trustee or the Underwriter or any statements made by any of them in that respect;

    (c) that it has made and will continue to make its own credit assessment of the Borrower and has not relied and will not rely on the Existing Lender, the Agent, the Arranger, the Security Trustee or the Underwriter or any statements made by any of them in that respect; and

    (d) that, accordingly, none of the Existing Lender, the Agent, the Arranger, the Security Trustee or the Underwriter shall have any liability or responsibility to the Substitute in respect of any of the foregoing matters.

5 Execution of this Substitution Certificate by the Substitute constitutes its representation to the Existing Lender and all other parties to the Agreement that it has power to become party to the Agreement as a Lender on the terms herein and therein set out and has taken all necessary steps to authorise execution and delivery of this Substitution Certificate.

6 The Existing Lender makes no representation or warranty and assumes no responsibility with respect to the legality, validity, effectiveness, adequacy or enforceability of the Agreement or any of the other Security Documents or any document relating thereto and assumes no responsibility for the financial condition of the Borrower or any other party to the Agreement or any of the other Security Documents or for the performance and observance by the Borrower or any other such party of any of its obligations under the Agreement or any of the other Security Documents or any document relating thereto and any and all such conditions and warranties, whether express or implied by law or otherwise, are hereby excluded.

7 The Substitute hereby undertakes to the Existing Lender, the Borrower, the Arranger, the Agent, the Security Trustee, the Underwriter and each of the other parties to the Agreement that it will perform in accordance with their terms all those obligations which by the respective terms of the Agreement will be assumed by it after acceptance of this Substitution Certificate by the Agent.

8 (If not already a lender), the Substitute hereby appoints the Agent to act as its Facility Agent and the Security Trustee to act as its security agent and trustee as provided in the Agreement and the Security Documents and agrees to be bound by the terms of the Agency Agreement.

9 All terms and expressions used but not defined in this Substitution Certificate shall bear the meaning given to them in the Agreement.

10 This Substitution Certificate and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with English law.


Note: This Substitution Certificate is not a security, bond, note, debenture, investment or similar instrument.

AS WITNESS the hands of the authorised signatories of the parties hereto on the date appearing below.

                                 The Schedule

==============================================================================

Commitment: $                                  Portion Transferred: $

------------------------------------------------------------------------------

Contribution: $                                Portion Transferred: $

------------------------------------------------------------------------------

Next Interest Payment Date:

==============================================================================

Administrative Details of Substitute
Lending Office:


Account for payments:


Telephone:


Telex:


Attention:




[Existing Lender]                               [Substitute]

By:                                             By:
   --------------------                            --------------------

Date:                                           Date:



The Agent

By:



--------------------------
on its own behalf
and on behalf of the Borrower, the Arranger, the Security Trustee, the Underwriter and the Lenders.

Date:

                                  Schedule 5

                           Form of Deed of Covenant

Private & Confidential                          Draft (3) 24 May 2001
                                                SXLM\128\AA11282
                                                DEEDCOV04.DOC





                            Dated              200.
                            -----------------------




                      AMERICAN EAGLE TANKERS INC. LIMITED        (1)

                                      and

                           DANMARKS SKIBSKREDITFOND              (2)
                             (as Security Trustee)






                       ---------------------------------

                               DEED OF COVENANT
                               relating to m.v.
                          ["EAGLE ONE"]["EAGLE TWO"]

                       ---------------------------------




                                  Norton Rose

                                   Contents

Clause                                                                      Page

1   Definitions...........................................................    1

2   Mortgage and assignment...............................................    5

3   Covenant to pay.......................................................    6

4   Continuing security and other matters.................................    6

5   Covenants.............................................................    7

6   Powers of Security Trustee to protect security and remedy defaults....   14

7   Powers of Security Trustee on Event of Default........................   15

8   Application of moneys.................................................   17

9   Remedies cumulative and other provisions..............................   18

10  Costs and indemnity...................................................   19

11  Attorney..............................................................   19

12  Further assurance.....................................................   20

13  Notices...............................................................   20

14  Counterparts..........................................................   20

15  Successors and assigns................................................   20

16  Severability of provisions............................................   20

17  Law and jurisdiction..................................................   20

18  Third party rights....................................................   21

Schedule 1 Names and addresses of Lenders.................................   22

Schedule 2 Forms of Loss Payable Clauses..................................   23

Schedule 3 Form of Notice of Assignment of Insurances (For attachment by
  way of endorsement to the Policy).......................................   24

Schedule 4 Notice of Assignment of Earnings...............................   25

THIS DEED OF COVENANT is dated              200. and made BETWEEN:

(1) AMERICAN EAGLE TANKERS INC. LIMITED of Milner House, 18 Parliament Street, Hamilton, Bermuda (the "Owner"); and

(2) DANMARKS SKIBSKREDITFOND a company incorporated in Denmark whose registered office is at Sankt Annae Plads 1-3, Postboks 3028, 1021 Kobenhavn K, Denmark (the "Security Trustee") (as security agent and trustee on behalf of the banks and financial institutions whose names and addresses are set out in schedule 1 (the "Lenders") and the other Finance Parties (as hereinafter defined)).

WHEREAS:

(A) the Owner is the sole, absolute and unencumbered, legal and beneficial owner of all the shares in the Ship described in clause 1.2:

(B) by an Agreement (the "Loan Agreement") dated 29 May 2001 and made between the Owner as Borrower (1), the Lenders (2), Danmarks Skibskreditfond as Arranger and Underwriter (3), Danmarks Skibskreditfond as Agent (4) and the Security Trustee (5), the Lenders agreed (inter alia) to advance by way of loan to the Owner upon the terms and conditions therein contained, sums of up to $100,000,000 (the "Loan);

(C) the Owner, in order to secure the repayment of the principal amount of Loan and interest thereon, costs and expenses of collection, as well as sums resulting from the fluctuations of currencies or mediums of exchange and all other sums of money from time to time owing to the Finance Parties (as hereinafter defined) under the said Loan Agreement and the Security Documents (as hereinafter defined) and the performance of and compliance with all the covenants, terms and conditions in this Deed, the Loan Agreement and the other Security Documents, has duly executed in favour of the Security Trustee (as security agent and trustee on behalf of the Finance Parties) a [statutory] mortgage of even date herewith in [account current form] constituting a [first priority] [first preferred] mortgage of all the shares in the said Ship;

(D) this Deed is supplemental to the Loan Agreement and the Mortgage (as hereinafter defined) and to the security thereby created and is the [Eagle One] [Eagle Two] Deed of Covenant referred to in the Loan Agreement but shall nonetheless continue in full force and effect notwithstanding any discharge of the Mortgage.

NOW THIS DEED WITNESSES AND IT IS HEREBY AGREED as follows:

  1 Definitions

1.1 Defined expressions

    Words and expressions defined in the Loan Agreement shall, unless the context otherwise requires or unless otherwise defined herein, have the same meanings when used in this Deed.

1.2 Definitions

    In this Deed, unless the context otherwise requires:

    "Agent" includes the successors in title and assignees of the Agent;

    "Agency Agreement" means the Agency Agreement executed or (as the context may require) to be executed between the Agent, the Security Trustee and the Lenders in the agreed form;

    "Approved Brokers" means such firm of insurance brokers, appointed by the Owner, as may from time to time be approved (such approval not to be unreasonably withheld or delayed) in writing by the Lenders for the purposes of this Deed;

 "Casualty Amount" means $3,000,000 (or the equivalent in any other currency),

"Collateral Instruments" means notes, bills of exchange, certificates of deposit and other negotiable and non-negotiable instruments, guarantees, indemnities and other assurances against financial loss and any other documents or instruments which contain or evidence an obligation (with or without security) to pay, discharge or be responsible directly or indirectly for, any indebtedness or liabilities of the Owner or any other person liable and includes any documents or instruments creating or evidencing a mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, trust arrangement or security interest of any kind.

"Default" means any Event of Default or any event or circumstance which with the giving of notice or lapse of time or the satisfaction of any other condition (or any combination thereof) would constitute an Event of Default;

"Earnings" means any moneys whatsoever from time to time due or payable to the Owner during the Security Period arising out of the use or operation of the Ship including (but without limiting the generality of the foregoing) all freight, hire and passage moneys, income arising under pooling arrangements, compensation payable to the Owner in the event of requisition of the Ship for hire, remuneration for salvage and towage services, demurrage and detention moneys, and damages for breach (or payments for variation or termination) of any charterparty or other contract for the employment of the Ship;

"Event of Default" means any of the events or circumstances described in clause
10.1 of the Loan Agreement;

"Expenses" means the aggregate at any relevant time (to the extent that the same have not been received or recovered by the Security Trustee or any of the other Finance Parties or any Receiver) of:

(a) all losses, liabilities, costs, charges, expenses, damages and outgoings of whatever nature (including, without limitation, Taxes, repair costs, registration fees and insurance premiums) properly suffered, incurred or paid by the Security Trustee or any of the other Finance Parties or any Receiver in connection with the powers referred to in or granted by this Deed or otherwise payable by the Owner in accordance with clause 10; and

(b) interest on all such losses, liabilities, costs, charges, expenses, damages and outgoings from the date on which the same were properly suffered, incurred or paid by the Security Trustee or any of the other Finance Parties or any Receiver until the date of receipt or recovery thereof (whether before or after judgment) at a rate per annum calculated in accordance with clause 3.4 of the Loan Agreement (as conclusively certified by the Security Trustee or any of the other Finance Parties or such Receiver, as the case may be);

"Finance Parties" means the Security Trustee, the Agent, the Lenders, the Arranger, the Underwriter and "Finance Party" means any of them;

"Insurances" means all policies and contracts of insurance (which expression includes all entries of the Ship in a protection and indemnity or war risks association) which are from time to time during the Security Period in place or taken out or entered into by or for the benefit of the Owner (whether in the sole name of the Owner or in the joint names of the Owner and the Security Trustee (as security agent and trustee on behalf of the Finance Parties) or otherwise) in respect of the Ship and all benefits thereof (including claims of whatsoever nature and return of premiums);

"Loan" means the principal amount advanced and/or to be advanced by the Lenders to the Owner pursuant to the Loan Agreement or, as the context may require, the amount thereof at any time outstanding;

"Loan Agreement" means the agreement dated 29 May 2001 mentioned in recital (B) hereto;

"Loss Payable Clauses" means the provisions regulating the manner of payment of sums receivable under the Insurances which are to be incorporated in the relevant insurance documents, such Loss Payable Clauses to be in the forms set out in schedule 2, or in such other forms as may from time to time be agreed in writing by the Security Trustee;

"Mortgage" means the statutory mortgage mentioned in recital (C);

"Mortgaged Property" means:

(a)  the Ship;

(b)  the Insurance;

(c)  the Earnings;

(d)  any Requisition Compensation;

"Notice of Assignment of Earnings" means a notice of assignment in the form set out in schedule 4 or in such other form as may from time to time be required or agreed in writing by the Security Trustee;

"Notice of Assignment of Insurances" means a notice of assignment in the form set out in schedule 3, or in such other form as may from time to time be required or agreed in writing by the Security Trustee;

"Outstanding Indebtedness" means the aggregate of the Loan, and interest accrued and accruing thereon, the Expenses and all other sums of money from time to time owing to the Security Trustee and/or any of the other Finance Parties, whether actually or contingently, under the Security Documents or any of them;

"Owner" includes the successors in title of the Owner;

"Receiver" means any receiver and/or manager appointed pursuant to clause 7.2;

"Requisition Compensation" means all sums of money or other compensation from time to time payable during the Security Period by reason fo the Compulsory Acquisition of the Ship;

"Security Documents" means the Loan Agreement, the Agency Agreement, this Deed, the [Eagle One][Eagle Two] Deed of Covenant, the Mortgages, any Manager's Undertaking and any other such document as is defined in the Loan Agreement as a Security Document or as may have been or may hereafter be executed to guarantee and/or secure all or any part of the Loan, interest thereon and other moneys from time to time owing by the Owner pursuant to the Loan Agreement;

"Security Period" means the period commencing on the date hereof and terminating upon discharge of the security created by the Security Documents by payment of all moneys payable thereunder;

"Security Trustee" includes the successors in title and assignees of the Security Trustee;

"Ship" means the vessel ["EAGLE ONE"]["EAGLE TWO"] registered as a [Singapore] ship under Official Number * and having IMO Number * and includes any share or interest therein and her engines, machinery, boats, tackle, outfit, equipment, spare gear, fuel, consumable or other stores, belongings and appurtenances whether on board or ashore and whether now owned or hereafter acquired and also any and all additions, improvements and replacements hereafter made in or to such vessel or any part thereof or in or to her equipment and appurtenances aforesaid;

"United Kingdom" means Great Britain and Northern Ireland.

 1.3  Insurance terms

      In clause 5.1.1:

1.3.1 "excess risks" means the proportion (if any) of claims for general average, salvage and salvage charges and under the ordinary collision clause not recoverable in consequence of the value at which the Ship is assessed for the purpose of such claims exceeding her insured value.

1.3.2 "protection and indemnity risks" means the usual risks (including oil pollution and freight, demurrage and defence cover) covered by a United Kingdom protection and indemnity association or a protection and indemnity association which is managed in London (including, without limitation, the proportion (if any) of any sums payable to any other person or persons in case of collision which are not recoverable under the hull and machinery policies by reason of the incorporation therein of Clause 1 of the Institute Time Clauses (Hulls) (1/10/83) or the Institute Amended Running Down Clause (1/10/71) or any equivalent provision or (with respect to Insurances commencing on or after 1/11/95) the Institute Time Clauses 1/11/95 which may be insured by entry with such an association);

1.3.3 "war risks" includes those risks covered by the standard form of English marine policy with Institute War and Strikes Clauses (Time) (1/10/83) attached or similar cover; and

1.3.4 "blocking" and "trapping risks" means risk of loss or damage to the Ship caused by a blockage (or any attempt of a blockade) of any part, place, canal, channel, river, waterway, sea or other areas whatsoever, or any part thereof, or of any means of exit there from arising from the deliberate act of any person or persons.

  1.4 Construction of Mortgage terms

      In the Mortgage:

1.4.1 [references to "interest" shall be construed as references to interest covenanted to be paid in accordance with clause 3.1.2 and any interest specified in paragraph (b) of the definition of "Expenses" in clause 1.2;

1.4.2 references to "principal" shall be construed as references to all moneys (other than interest) for the time being comprised in the Outstanding Indebtedness; and

1.4.3 the expression "all sums (whether principal interest commission fees or otherwise) which are or at any time hereafter may be or become due and owing to the Lenders and/or the Mortgagee" means the whole of the Outstanding Indebtedness.]

  1.5 Headings

      Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Deed.

  1.6 Construction of certain terms

      The provisions of clause 1.4 of the Loan Agreement shall apply to this Deed as if set out herein and as if references therein to "this Agreement" were references to "this Deed".

  1.7 Conflict with Loan Agreement

      This Deed shall be read together with the Loan Agreement but in case of any conflict between the 2 instruments, the provisions of the Loan Agreement shall prevail.

    2 Mortgage and assignment

  2.1 Mortgage and assignment

      By way of security for payment of the Outstanding Indebtedness the Owner with full title guarantee hereby mortgages and charges to and in favour of the Security Trustee (as security agent and trustee on behalf of the Finance Parties) all its rights, title and interest present an future in and to the Mortgaged Property and, without prejudice to the generality of the foregoing, hereby assigns and agrees to assign to the Security Trustee (as security agent and trustee on behalf of the Finance Parties) absolutely all its rights, title and interest in and to the Earnings, the Insurances and any Requisition Compensation, and all its benefits and interests present and future therein. Provided however that:

2.1.1 Earnings

      the Earnings shall be payable to the Owner until such time as an Event of Default shall occur and the Security Trustee shall direct to the contrary whereupon the Owner shall forthwith, and the Security Trustee may at any time thereafter (whilst such Event of Default shall be continuing or at any time following service of a notice upon the Owner pursuant to clause
      10.2 of the Loan Agreement), instruct the persons from whom the Earnings are then payable to pay the same to the Security Trustee (as security agent and trustee on behalf of the Finance Parties) or as it may direct and any Earnings then in the hands of the Owner's brokers or other agents shall be deemed to have been received by them for the use and on behalf of the Security Trustee (as security agent and trustee on behalf of the Finance Parties);

2.1.2 Insurances

      unless and until an Event of Default shall occur (whereupon all insurance recoveries shall be receivable by the Security Trustee (as security agent and trustee on behalf of the Finance Parties) and applied in accordance with clause 8.1 or clause 8.4 (as the case may be));

      (a) any moneys payable under the Insurances other than any moneys payable under any loss of earnings insurance, shall be payable in accordance with the terms of the relevant Loss Payable Clause and the Security Trustee will not in the meantime give any notification to the contrary to the insurers as contemplated by the Loss Payable Clauses; and

      (b) any insurance moneys received by the Security Trustee (as security agent and trustee on behalf of the Finance Parties) in respect of any major casualty (as specified in the relevant Loss Payable Clause) shall, unless prior to receipt or whilst such moneys are in the hands of the Security Trustee there shall have occurred an Event of Default (whereupon such insurance moneys shall be applied in accordance with clause 8.1 or clause 8.4 (as the case may be)), be paid over to the Owner upon the Owner furnishing evidence satisfactory to the Security Trustee that all loss and damage resulting from such casualty has been properly made good and repaired, and that all repair accounts and other liabilities whatsoever in connection with the casualty have been fully paid and discharged by the Owner, provided however that the insurers with whom the fire and usual marine risks insurances are effected may, in the case of a major casualty, and with the previous consent in writing of the Security Trustee, make payment on account of repairs in the course of being effected.

2.2   Notice

      The Owner hereby covenants and undertakes with the Security Trustee that it will from time to time upon the written request of the Security Trustee give written notice (in such form as the Security Trustee shall reasonably require) of the assignment herein contained to the persons from whom any part of the Mortgaged Property is or may be due. For the avoidance of doubt, no notice of assignment of Earnings will be served on any charterer of the Ship until there shall have occurred an Event of Default which is continuing.

2.3   Use of Owner's name

      The Owner covenants and undertakes with the Security Trustee to do or permit to be done each and every act or thing which the Security Trustee may from time to time require to be done for the purpose of enforcing the Security Trustee's rights under this Deed and to allow its name to be used as and when required by the Security Trustee for that purpose.

2.4   Reassignment

      Upon payment and discharge in full to the satisfaction fo the Security Trustee of the Outstanding indebtedness, the Security Trustee shall, at the request and cost of the Owner, re-assign the Earnings, the Insurances and any Requisition Compensation to the Owner or as it may direct.

3     Covenant to pay

3.1 In consideration of the Lenders' agreement to advance to the Owner the total principal sum of $100,000,000 (receipt of [$50,000,000 of] which sum the Owner hereby acknowledges) in accordance with the provisions of the Loan Agreement, the Owner hereby covenants with the Security Trustee (as security agent and trustee on behalf of the Finance Parties):

3.1.1 to repay the Loan by the instalments and on the dates referred to and otherwise in the manner and upon the terms set out in the Loan Agreement;

3.1.2 to pay interest on the Loan, and on any overdue interest or other moneys payable under the Loan Agreement, at the rate or rates from time to time applicable thereto in the manner and upon the terms set out in the Loan Agreement; and

3.1.3 to pay all other moneys payable by the Owner under the Security Documents or any of them at the times and in the manner therein specified.

4     Continuing security and other matters

4.1   Continuing security

      The security created by the Mortgage and this Deed shall:

4.1.1 be held by the Security Trustee as a continuing security for the payment of the Outstanding indebtedness and the performance and observance of any compliance with all of the covenants, terms and conditions contained in the Security Documents, express or implied and the security so created shall not be satisfied by any intermediate payment or satisfaction of any part of the amount hereby and thereby secured (or by any settlement of accounts between the Owner or any other person who may be liable to the Security Trustee and/or any of the other Finance Parties in respect of the outstanding Indebtedness or any part thereof and the Security trustee and/or any of the other Finance parties);

4.1.2 be in addition to, and shall not in any way prejudice or affect, and may be enforced by the Security Trustee (as security agent and trustee on behalf of the Finance Parties) without prior recourse to, the security created by any other of the Security Documents or by any present or future Collateral Instruments, right or remedy held by or available to the Security Trustee and/or any of the other Finance Parties or any right or remedy of the Security Trustee and/or any of the other Finance Parties thereunder; and

4.1.3 not be in any way prejudiced or affected by the existence of any of the other Security Documents or any such Collateral Instrument, rights or remedies or by the same becoming wholly or in part void, voidable or unenforceable on any ground whatsoever or by the Security Trusted and/or any of the other Finance Parties dealing with, exchanging, varying or failing to perfect or enforce any of the same, or giving time for payment or performance or indulgence or compounding with any other person liable.

4.2     Rights additional

        All the rights, remedies and powers vested in the Security Trustee hereunder shall be in addition to and not a limitation of any and every other right, power or remedy vested in the Security Trustee and/or any of the other Finance Parties under the Loan Agreement, this Deed, the other Security Documents or any such Collateral Instrument or at law and that all the powers so vested in the Security Trustee and/or any of the other Finance Parties may be exercised from time to time and as often as the Security Trustee and/or any of the other Finance Parties may deem expedient.

4.3     No enquiry

        Neither the Security Trustee nor any Receiver shall be obliged to make any enquiry as to the nature or sufficiency of any payment received by it under the Mortgage and/or this Deed or to make any claim or take any action to collect any moneys hereby assigned or to enforce any rights or benefits hereby assigned to the Security Trustee (as security agent and trustee on behalf of the Finance Parties) or to which the Security Trustee may at any time be entitled under the Mortgage and/or this Deed.

4.4     Obligations of Owner and Security Trustee

        The Owner shall remain liable to perform all the obligations assumed by it in relation to the Mortgaged Property and the Security Trustee shall be under no obligation of any kind whatsoever in respect thereof or be under any liability whatsoever in the event of any failure by the Owner to perform its obligations in respect thereof.

4.5     Discharge of Mortgage

        Notwithstanding that this Deed is expressed to be supplemental to the Mortgage it shall continue in full force and effect after any discharge of the Mortgage.

5       Covenants

5.1 The Owner hereby covenants with the Security Trustee (as security agent and trustee on behalf of the Finance Parties) and undertakes throughout the Security Period:

5.1.1   Insurance

        (a)  Insured risks, amounts and terms

             to insure and keep the Ship insured free of cost and expense to the Security Trustee and in the sole name of the Owner or, if so required by the Security Trustee, in the joint names of the Owner and the Security Trustee (as security agent and trustee on behalf of the Finance Parties) (but without liability on the part of the Security Trustee for premiums or calls):

             (i) against fire and usual marine risks (including excess risks) and war risks, on an agreed value basis, in such amounts (but not in any event less than whichever shall be the greater of
                   (A) the market value of the Ship for the time being and (B) such amount as when aggregated with the insured amounts of the other Mortgaged Ships shall be at least equal 120% of the Loan and upon such terms as shall from time to time be approved (such approval not to be unreasonably withheld or delayed) in writing by the Security Trustee;


             (ii) against protection and indemnity risks (including pollution risks for the highest amount in respect of which cover is or may become available for ships of the same type, size, age and flag as the Ship and a freight, demurrage and defence cover) for the full value and tonnage of the Ship (as approved in writing by the Security Trustee) and upon such terms as shall from time to time be approved (such approval not to be unreasonably withheld or delayed) in writing by the Security Trustee;

             (iii) against blocking and trapping risks in such amounts and upon such terms as shall from time to time be approved (such approval not to be unreasonably withheld or delayed) in writing by the Security Trustee:

             (iv) in respect of such other matters of whatsoever nature and howsoever arising in respect of which insurance would be maintained by a prudent owner of the Ship:

             and to pay to the Security Trustee the cost (as conclusively certified by the Security Trustee) of:

             (aa) any mortgagee's interest insurance which the Security Trustee (as security agent and trustee on behalf of the Finance Parties) may from time to time effect in respect of the Ship upon such terms and in such amounts (but so that the aggregate amount of such insurance in respect of the Ship and the other Mortgaged Ships shall not be less than 120% of the
                   Loan) as the Security Trustee shall deem desirable;

             (bb) any mortgagee's interest insurance - additional perils (pollution) coverage which the Security Trustee (as security agent and trustee on behalf of the Finance Parties) may from time to time effect in respect of the Ship upon such terms and in such amounts (but so that the aggregate amount of such insurance in respect of the Ship and the other Mortgaged Ships shall not be less than 120% of the Loan) as the Security Trustee shall deem desirable; and

             (cc) any other insurance cover which the Security Trustee (as security agent and trustee on behalf of the Finance Parties) may from time to time effect in respect of the Ship and/or in respect of its interest or potential third party liability as mortgagee of the Ship as the Security Trustee shall deem desirable having regard to any limitations in respect of amount or extent of cover which may from time to time be applicable to any of the other insurances referred to in this clause 5.1.1 provided that such other insurance cover is one that is customarily taken out by mortgagees of ships of this type:

             notwithstanding clause 5.1.1(aa), (bb) and (cc) above, if the Owner can show to the satisfaction of the Security Trustee that the Owner is able to obtain more competitive rates than the Security Trustee, then the Owner may effect at the Owners cost such insurances for and on behalf of the Security Trustee;

        (b)  Approved brokers, insurers and associations

             to effect the insurances aforesaid in Dollars or in such currency as the Security Trustee may approve from time to time and through the Approved Brokers and with such insurance companies and/or underwriters as shall from time to time be approved in writing by the Security Trustee; provided however that the insurances against war risks and protection and indemnity risks may be effected by the entry of the Ship with such war risks and protection and indemnity associations as shall from time to time be approved (such approval not to be unreasonably withheld or delayed) in writing by the Security Trustee and to permit as often as may be requested by the Security Trustee and not restrict in anyway the Security Trustee's and/or the Lenders' access to all slips, cover notes, policies, certificates of entry or other instruments of insurance, and all other records and statistics relating to the Insurances held with the Approved Brokers and approved war risks and protection and indemnity associations or any other person;

        (c)  Payment of premiums and calls

             punctually to pay all premiums, calls, contributions or other sums payable in respect of all such insurances;

        (d)  Renewal

             at least 7 days before the relevant policies, contracts or entries expire, to notify the Security Trustee of the names of the brokers and/or the war risks and protection and indemnity associations proposed to be employed by the Owner or any other party for the purposes of the renewal of such insurances and of the amounts in which such insurances are proposed to be renewed and the risks to be covered and, subject to compliance with any requirements of the Security Trustee pursuant to this clause 5.1.1, to procure that appropriate instructions for the renewal of such insurances on the terms so specified are given to the Approved Brokers and/or to the approved war risks and protection and indemnity associations at least 5 days before the relevant policies, contracts or entries expire, and that the Approved Brokers and/or the approved war risks and protection and indemnity associations will at least 2 days before such expiry (or within such shorter period as the Security Trustee may from time to time agree) confirm in writing to the Security Trustee as and when such renewals have been effected in accordance with the instructions so given;

        (e)  Guarantees

             to arrange for the execution and delivery of such guarantees or indemnities as may from time to time be required by any protection and indemnity or war risks association;

        (f) Hull policy documents, notices, loss payable clauses and brokers' undertakings to deposit with the Approved Brokers (or procure the deposit of) all slips, cover notes, policies, certificates of entry or other instruments of insurance from time to time issued in connection with such of the insurances referred to in clause 5. 1. 1 (a) as are effected through the Approved Brokers and procure that the interest of the Security Trustee (as security agent and trustee on behalf of the Finance Parties) shall be endorsed thereon by incorporation of the relevant Loss Payable Clause and, where the Insurances have been assigned to the Security Trustee (as security agent and trustee on behalf of the Finance Parties), by means of a Notice of Assignment of Insurances (signed by the Owner and by any other assured who shall have assigned its interest in the Insurances to the Security Trustee (as security agent and trustee on behalf of the Finance Parties)) and that the Security Trustee shall be furnished with pro forma copies thereof and a letter or letters of undertaking from the Approved Brokers in such form as shall from time to time be required by the Security Trustee;

        (g)  Associations' loss payable clauses, undertakings and certificates to procure that any protection and indemnity and/or war risks associations in which the Ship is for the time being entered shall endorse the relevant Loss Payable Clause on the relevant certificate of entry or policy and shall furnish the Security Trustee with a copy of such certificate of entry or policy and a letter or letters of undertaking in such form as shall from time to time be required by the Security Trustee;

        (h)  Extent of cover and exclusions

             to take all necessary action and comply with all requirements which may from time to time be applicable to the Insurances (including, without limitation, the making of all requisite declarations within any prescribed time limits and the payment of any additional premiums or calls) so as to ensure that the Insurances are not made subject to any exclusions or qualifications to which the Security Trustee has not given its prior written consent and are otherwise maintained on terms and conditions from time to time approved in writing by the Security Trustee;

        (i)  Correspondence with brokers and associations

             to provide to the Security Trustee, at the time of each such communication, copies of all material written communications between the Owner and the Approved Brokers and approved war risks and protection and indemnity associations which relate to compliance with requirements from time to time applicable to the Insurances including, without limitation, all requisite material declarations and payments of additional premiums or calls referred to in clause 5.1.1(a);

        (j)  Independent report

             to provide or procure that the Approved Brokers provide to the Security Trustee any information reasonably required by the Security Trustee or its independent adviser to obtain, at its own cost and expense, a detailed report signed by an independent firm of marine insurance brokers appointed by the Security Trustee dealing with the insurances maintained on the Ship and stating the opinion of such firm as to the adequacy thereof;

        (k)  Collection of claims

             to do all things necessary and provide all documents, evidence and information to enable the Security Trustee to collect or recover any moneys which shall at any time become due in respect of the Insurances;

        (l)  Employment of Ship

             not to employ the Ship or suffer the Ship to be employed otherwise than in conformity with the terms of the Insurances (including any warranties express or implied therein) without first obtaining the consent of the insurers to such employment and complying with such requirements as to extra premium or otherwise as the insurers may prescribe;

        (m)  Application of recoveries

             to apply all sums receivable under the Insurances which are paid to the Owner in accordance with the Loss Payable Clauses in repairing all damage and/or in discharging the liability in respect of which such sums shall have been received;

5.1.2   Ship's name and registration

        (a) not to change the name of the Ship without giving prior written notice to the Security Trustee;

        (b) to ensure the Ship is permanently registered as a [Singapore] ship within 90 days of the date hereof;

        (c)  to keep the Ship registered as a [Singapore] ship;

        (d) not do or suffer to be done anything, or omit to do anything the doing or omission of which could or might result in such registration being forfeited or imperilled or which could or might result in the Ship being required to be registered otherwise than as a [Singapore] ship; and

        (e) not to register the Ship or permit its registration under any other flag other than the Flag State or at any other port without the prior written consent of the Security Trustee which shall not be unreasonably withheld or delayed;

5.1.3   Repair

        to keep the Ship in a good and efficient state of repair and procure that all repairs to or replacement of any damaged, worn or lost parts or equipment are effected in such manner (both as regards workmanship and quality of materials) as not to diminish the value of the Ship;

5.1.4   Modification; removal of parts; equipment owned by third parties not without the prior written consent of the Security Trustee to, or suffer any other person to:

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        (a)  make any modification to the Ship in consequence of which her structure, type or performance characteristics could or might be materially altered or her value materially reduced; or

        (b) remove any material part of the Ship or any equipment the value of which is such that its removal from the Ship would materially reduce the value of the Ship without replacing the same with equivalent parts or equipment which are owned by the Owner free from Encumbrances; or

        (c) install on the Ship any equipment owned by a third party which cannot be removed without causing damage to the structure or fabric of the Ship;

5.1.5   Maintenance of class; compliance with regulations

        to maintain the Classification as the class of the Ship free of all requirements and overdue recommendations of the Classification Society and to comply with and ensure that the Ship at all times complies with the provisions of the laws of the Flag State and all regulations and requirements (statutory or otherwise) from time to time applicable to vessels registered at the Registry or otherwise applicable to the Ship and to permit as often as may be requested by the Security Trustee and not in anyway restrict the Security Trustee's and/or the Lenders' access to all class certificates and records of the Ship held with the Classification Society or any other person;

5.1.6   Surveys

        to submit the Ship to continuous surveys and such periodical or other surveys as may be required for classification purposes and, upon reasonable request, to supply to the Security Trustee copies of all material survey reports issued in respect thereof;

5.1.7   Inspection

        to ensure that the Security Trustee and the Lenders, by surveyors or other persons appointed by it or them for such purpose, may at the expense of the Lenders board the Ship at all reasonable times and without causing any unnecessary delay in the Ship's schedule for the purpose of inspecting her, her trading and other certificates, class records, insurance documents, log books and records and to afford all proper facilities for such inspections and for this purpose to give the Security Trustee reasonable advance notice of any intended drydocking of the Ship (whether for the purpose of classification, survey or otherwise);

5.1.8   Prevention of and release from arrest

        promptly to pay and discharge all debts, damages, liabilities and outgoings whatsoever which have given or may give rise to maritime, statutory or possessory liens on, or claims enforceable against, the Ship, her Earnings or Insurances or any part thereof and, in the event of a writ or libel being filed against the Ship, her Earnings or Insurances or any part thereof, or of any of the same being arrested, attached or levied upon pursuant to legal process or purported legal process or in the event of detention of the Ship in exercise or purported exercise of any such lien or claim as aforesaid, to procure the release of the Ship, her Earnings and Insurances from such arrest, detention, attachment or levy or, as the case may be, the discharge of the writ or libel forthwith upon receiving notice thereof by providing bail or procuring the provision of security or otherwise as the circumstances may require;

5.1.9   Employment

        not to employ the Ship or permit her employment in any manner, trade or business which is forbidden by international law, or which is unlawful or illicit under the law of any relevant jurisdiction, or in carrying illicit or prohibited goods, or in any manner whatsoever which may render her liable to condemnation in a prize court, or to destruction, seizure, confiscation, penalty or sanctions and, in the event of hostilities in any part of the world (whether war be declared or not), not to employ the Ship or permit her employment in carrying any contraband goods, or enter or trade to or to continue to trade in any zone which has been declared a war zone by any Government Entity or by the Ship's war risks insurers without giving such war risk insurers and the Security Trustee prior written notice of the Ship's proposed entry into such war zone and to ensure that any such special or additional insurance cover as the Security Trustee may reasonably require and is customarily taken out for ships of the same type, size, age and flag as the Ship shall have been effected by the Owner and at its expense;

5.1.10  Information

        promptly to furnish the Security Trustee and/or the Lenders with all such information as the Security Trustee and/or the Lenders may from time to time reasonably require regarding the Ship, her employment, position and engagements, particulars of all towages and salvages, her insurances (and all records and statistics relating thereto), her classification records and copies of all charters and other contracts for her employment, or otherwise howsoever concerning her;

5.1.11  Notification of certain events

        to notify the Lenders forthwith by facsimile transmission thereafter confirmed by letter as soon as it becomes aware of:

        (a) any damage to the Ship requiring repairs the cost of which will or might exceed the Casualty Amount;

        (b) any occurrence in consequence of which the Ship has or may become a Total Loss:

        (c)  any requisition of the Ship for hire;

        (d) any requirement or recommendation made by any insurer or the Classification Society or by any competent authority which is not, or cannot be, complied with in accordance with its terms;

        (e) any arrest or detention of the Ship or any exercise or purported exercise of a lien or other claim on the Ship or the Earnings or Insurances or any part thereof; or

        (f) the occurrence of any Environmental Claim against the Owner, the Ship, any other Relevant Party or any other Relevant Ship or any incident, event or circumstances which is likely to give rise to any such Environmental Claim;

5.1.12  Payment of outgoings and evidence of payments

        promptly to pay all tolls, dues and other outgoings whatsoever in respect of the Ship and her Earnings and Insurances and to keep proper books of account in respect of the Ship and her Earnings and, as and when the Security Trustee may so require, to make such books available for inspection on behalf of the Security Trustee, and to furnish satisfactory evidence that the wages and allotments and the insurance and pension contributions of the Master and crew are being promptly and regularly paid and that all deductions from crew's wages in respect of any applicable tax liability are being properly accounted for and that the Master has no claim for disbursements other than those incurred by him in the ordinary course of trading on the voyage then in progress;

5.1.13  Encumbrances

        not without the prior written consent of the Security Trustee (and then only subject to such conditions as the Security Trustee may impose) to create or purport or agree to create or permit to arise or subsist any Encumbrance (other than a Permitted Encumbrance) over or in respect of the Ship, any share or interest therein or in any other part of the Mortgaged Property otherwise than to or in favour of the Security Trustee;

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

5.1.14  Sale or other disposal

        not without the prior written consent of the Lenders (and then only subject to such conditions as the Lenders may impose) to sell, agree to sell, transfer, abandon or otherwise dispose of the Ship or any share or interest therein except that the Owner shall have the right to sell the Ship provided the proceeds of such sale shall be sufficient to prepay the Eagle [One][Two] Advance pursuant to the provisions of clause 4.3 of the Loan Agreement and all other terms of the Loan Agreement and the other Security Documents remain satisfied;

5.1.15  Bareboat Charter

        not without the prior written consent of the Security Trustee and, if such consent (which consent not to be unreasonably withheld or delayed) is given only subject to the conditions as specified in clause 8.2.8 of the Loan Agreement, to let the Ship under any Bareboat Charter.

5.1.16  Time Charter

        enter into any Time Charter without notifying the Agent and, if requested by the Agent, providing a copy of such Time Charter (with any confidential information deleted).

5.1.17  Sharing of Earnings

        not without the prior written consent of the Security Trustee (such consent not to be unreasonably withheld or delayed and then only subject to such conditions as the Security Trustee may reasonably impose) to enter into any agreement or arrangement whereby the Earnings may be shared with any other person;

5.1.18  Payment of Earnings

        after the occurrence of an Event of Default which is continuing, to procure that the Earnings are paid to the Security Trustee (as security agent and trustee on behalf of the Finance Parties) at all times if and when the same shall be or become so payable in accordance with the Security Documents and that any Earnings which are so payable and which are in the hands of the Owner's brokers or agents are duly accounted for and paid over to the Security Trustee (as security agent and trustee on behalf of the Finance Parties) forthwith on demand;

5.1.19  Repairs exceeding Casualty Amount

        not without the prior written notice given to the Security Trustee to put the Ship into the possession of any person for the purpose of work being done upon her in an amount exceeding or likely to exceed the Casualty Amount;

5.1.20  Approved Manager

        (a) not without the prior written consent of the Security Trustee (which shall not be unreasonably withheld or delayed) to appoint a technical, commercial or crewing manager of the Ship other than the Approved Manager or terminate or amend the terms of the relevant Management Agreement;

        (b) duly and punctually perform its obligations under any Management Agreement;

5.1.21  Notice of Mortgage

        to place and at all times and places to retain a properly certified copy of the Mortgage and this Deed (which shall form part of the Ship's documents) on board the Ship with her papers and cause such certified copy of the Mortgage and this Deed to be exhibited to any and all persons having business with the Ship which might create or imply any commitment or encumbrance whatsoever on or in respect of the Ship (other than a lien for crew's wages and salvage) and to any representative of the Security Trustee and to place and keep prominently displayed in the navigation room and in the Master's cabin of the Ship a framed printed notice in plain type reading as follows:

                             "NOTICE OF MORTGAGE"

        This Ship is subject to a first priority mortgage and deed of covenant in favour of DANMARKS SKIBSIKREDITFOND of Sankt Annae Plads 1-3, Postboks 3028, 1021 Kobenhavn K, Denmark (as security agent and trustee on behalf of a syndicate of banks and financial institutions and other ancillary parties). Under the said mortgage and deed of covenant, neither the Owner nor any charterer nor the Master of this Ship has any right, power or authority to create, incur or permit to be imposed upon this Ship any commitments or encumbrances whatsoever other than for crew's wages and salvage"

        and in terms of the said notice it is hereby agreed that save and subject as otherwise herein provided, neither the Owner nor any charterer nor the Master of the Ship nor any other person has any right, power or authority to create, incur or permit to be imposed upon the Ship any lien whatsoever other than for crew's wages and salvage;

5.1.22  Conveyance on default

        where the Ship is (or is to be) sold in exercise of any power contained in this Deed or otherwise conferred an the Security Trustee, to execute, forthwith upon request by the Security Trustee, such form of conveyance of the Ship as the Security Trustee may require;

5.1.23  Anti-drug abuse

        without prejudice to clause 5.1.9, to take all necessary and proper precautions to prevent any infringements of the Anti-Drug Abuse Act of 1986 of the United States of America or any similar legislation applicable to the Ship in any jurisdiction in or to which the Ship shall be employed or located or trade or which may otherwise be applicable to the Ship and/or the Owner and, if the Lenders shall so require, to enter into a "Carrier Initiative Agreement" with the United States Customs Service and to procure that the same agreement (or any similar agreement hereafter introduced by any Government Entity of the United States of America) is maintained in full force and effect and performed by the Owner; and

5.1.24  Compliance with Environmental Laws

        to comply with, and procure that all Environmental Affiliates of the Owner comply with, all Environmental Laws including, without limitation, requirements relating to manning and establishment of financial responsibility and to obtain and comply with, and procure that all Environmental Affiliates of the Owner comply with, all Environmental Approvals.

     6  Powers of Security Trustee to protect security and remedy defaults

   6.1  Protective action

        The Security Trustee (as security agent and trustee on behalf of the Finance Parties) shall, without prejudice to its other rights, powers and remedies under any of the Security Documents, be entitled (but not bound) at any time, and as often as may be necessary, to take any such action as it may in its discretion think fit for the purpose of protecting or maintaining the security created by this Deed and the other Security Documents, and all Expenses attributable thereto shall be payable by the Owner on demand.

   6.2  Remedy of defaults

        Without prejudice to the generality of the provisions of clause 6.1:

 6.2.1 if the Owner fails to comply with any of the provisions of clause 5.1.1 the Security Trustee shall be entitled (but not bound) to effect and thereafter to maintain all such insurances upon the Ship as in its discretion it may think fit in order to procure the compliance with such provisions or alternatively, to require the Ship (at the Owner's risk) to remain in, or to proceed to and remain in a port designated by the Security Trustee until such provisions are fully complied with;

6.2.2 if the Owner fails to comply with any of the provisions of clauses 5.1.3, 5.1.5 or 5.1.6, the Security Trustee shall be entitled (but not bound) to arrange for the carrying out of such repairs, changes or surveys as it may deem expedient or necessary in order to procure the compliance with such provisions; and

6.2.3 if the Owner fails to comply with any of the provisions of clause 5.1.8 the Security Trustee shall be entitled (but not bound) to pay and discharge all such debts, damages, liabilities and outgoings as are therein mentioned and/or to take any such measures as it may deem expedient or necessary for the purpose of securing the release of the Ship in order to procure the compliance with such provisions, and the Expenses attributable to the exercise by the Security Trustee of any such powers shall be payable by the Owner to the Security Trustee on demand.

7       Powers of Security Trustee on Event of Default

7.1     Powers

        Upon the happening of any Event of Default, the Lenders (or the Agent with the prior approval of the Lenders) shall become forthwith entitled by notice given to the Owner in accordance with the provisions of clause
        10.2 of the Loan Agreement to declare the Outstanding Indebtedness to be due and payable immediately or in accordance with such notice, whereupon the Outstanding Indebtedness shall become so due and payable and (whether or not the Lenders (or the Agent with the prior approval of the Lenders) shall have given any such notice) the Security Trustee (as security agent and trustee on behalf of the Finance Parties) shall become forthwith entitled, as and when it may see fit, to put into force and exercise in relation to the Mortgaged Property or any part thereof all or any of the rights, powers and remedies possessed by it as mortgagee of the Mortgaged Property (whether at law, by virtue of the Mortgage and this Deed or otherwise) and in particular (without limiting the generality of the foregoing):

7.1.1   to take possession of the Ship;

7.1.2 by notice to the Owner and/or the Approved Manager to request that (a) the crew be ordered to remain on board the Ship and/or (b) the Master of the Ship be ordered to sail the Ship to any port designated by the Security Trustee and/or (c) the Owner and/or the Approved Manager do all such things as may be requested by the Security Trustee;

7.1.3 to require that all policies, contracts, certificates of entry and other records relating to the Insurances (including details of and correspondence concerning outstanding claims) be delivered forthwith to such adjusters and/or brokers and/or other insurers as the Security Trustee and/or the Lenders may nominate;

7.1.4 to collect, recover, compromise and give a good discharge for, all claims then outstanding or thereafter arising under the Insurances or any of them or in respect of any other part of the Mortgaged Property, and to take over or institute (if necessary using the name of the Owner) all such proceedings in connection therewith as the Security Trustee in its absolute discretion thinks fit, and, in the case of the Insurances, to permit the brokers through whom collection or recovery is effected to charge the usual brokerage therefor;

7.1.5 to discharge, compound, release or compromise claims in respect of the Ship or any other part of the Mortgaged Property which have given or may give rise to any charge or lien or other claim on the Ship or any other part of the Mortgaged Property or which are or may be enforceable by proceedings against the Ship or any other part of the Mortgaged Property;

7.1.6 to sell the Ship or any share or interest therein with or without prior notice to the Owner, and with or without the benefit of any charterparty, and free from any claim by the Owner (whether in admiralty, in equity, at law or by statute) by public auction or private contract, at such place and upon such terms as the Security Trustee in its absolute discretion may determine, with power to postpone any such sale, and without being answerable for any loss occasioned by such sale or resulting from postponement thereof and with power, where the Security Trustee and/or any of the Lenders purchase the Ship, to make payment of the sale price by making an equivalent reduction in the amount of the Outstanding Indebtedness in the manner referred to in clause 8.1;

7.1.7 to manage, insure, maintain and repair the Ship, and to employ, sail or lay up the Ship in such manner and for such period as the Security Trustee, in its absolute discretion, deems expedient accounting only for net profits arising from any such employment; and

7.1.8 to recover from the Owner on demand all Expenses incurred or paid by the Security Trustee in connection with the exercise of the powers (or any of them) referred to in this clause 7.1.

7.2     Receiver

7.2.1   Appointment

        At any time after the Outstanding Indebtedness shall have become due and payable in accordance with a notice given by the Lenders (or the Agent with the prior approval of the Lenders) to the Owner pursuant to clause
        10.2 of the Loan Agreement, the Security Trustee shall be entitled (but not bound) by writing executed as a deed or under the hand of any Director or officer of the Security Trustee to appoint any person or persons to be a receiver and/or manager of the Mortgaged Property or any part thereof (with power to authorise any joint receiver and/or manager to exercise any power independently of any other joint receiver and/or manager) and may from time to time fix his remuneration, and may remove any receiver and/or manager so appointed and appoint another in his place. Any receiver and/or manager so appointed shall be the agent of the Owner and the Owner shall be solely responsible for his acts or defaults and for his remuneration, and such receiver and/or manager so appointed shall have all powers conferred by the Law of Property Act 1925 without the restrictions contained in sections 93 and 103 of that Act and, in addition, power on behalf of and at the cost of the Owner (notwithstanding any liquidation of the Owner) to do or omit to do anything which the Owner could do or omit to do in relation to the Mortgaged Property or any part thereof and in particular (but without prejudice to the generality of the foregoing) any such receiver and/or manager may exercise all the powers and discretions conferred on the Security Trustee by the Mortgage and this Deed.

7.2.2   Remuneration

        Any Receiver shall be entitled to reasonable remuneration appropriate to the work and responsibilities involved, upon the basis of charging from time to time adopted by the Receiver in accordance with the current practice of his firm, without being limited to the maximum rate specified in section 109(6) of the Law of Property Act 1925.

7.2.3   Liability of mortgagee in possession

        Neither the Security Trustee nor any Receiver shall be liable as mortgagee in possession in respect of all or any of the Mortgaged Property to account or be liable for any loss upon realisation or for any neglect or default of any nature whatsoever in connection therewith for which a mortgagee in possession may be liable as such.

7.3     Dealings with Security Trustee or Receiver

        Upon any sale of the Ship or any share or interest therein by the Security Trustee pursuant to clause 7.1.6 or pursuant to clause 11.1, or by any Receiver, the purchaser shall not be bound to see or enquire whether the Security Trustee's power of sale has arisen in the manner provided in this Deed and the sale shall be deemed to be within the power of the Security Trustee (or the Receiver, as the case may be) and the receipt of the Security Trustee (or the Receiver, as the case may be) for the purchase money shall effectively discharge the purchaser who shall not be concerned with the manner of application of the proceeds of sale or be in any way answerable therefor and the sale shall operate to divest the Owner of all rights, title and interest of any nature whatsoever in the Ship and to bar any such interest of the Owner and all persons claiming through or under the Owner.

8       Application of moneys

8.1     Application

        All moneys received by the Security Trustee (as security agent and trustee on behalf of the Finance Parties) or any Receiver in respect of:

8.1.1   sale of the Ship or any share or interest therein;

8.1.2 recovery under the Insurances (other than under any loss of earnings insurance and any such sum or sums as may have been received by the Security Trustee in accordance with the relevant Loss Payable Clause in respect of a major casualty as therein defined and paid over to the Owner as provided in clause 2.1.2(b) or which fall to be otherwise applied under clause 8.4);

8.1.3   Requisition Compensation; and

8.1.4 in respect of the employment of the Ship pursuant to the provisions of clause 7.1.7.

        shall be held by it upon trust in the first place to pay or make good the Expenses and the balance shall:

        (a) in the case of money received in respect of a sale of the Ship or any share or interest therein which has been requested by the Owner and approved by the Lenders or in the case of moneys received in respect of a recovery under the insurances in relation to a Total Loss of the Ship or Requisition Compensation and in each case if no Event of Default has occurred:

             (i) if no Default has occurred and is continuing, be applied in accordance with clause 4.3 of the Loan Agreement; or

             (ii) if a Default has occurred and is continuing, such moneys shall be applied in accordance with clause 4.3 of the Loan Agreement and/or shall be applied by the Security Trustee in or towards satisfaction of any sums from time to time accruing due and payable by the Owner under any of the Security Documents by virtue of payment demanded thereunder, in each case as the Security Trustee may in its absolute discretion determine; and

        (b) if an Event of Default has occurred, be applied by the Security Trustee in the manner specified in clause 13.1 of the Loan Agreement and/or clause 8.1.4(a)(ii) above, as the Security Trustee may in its absolute discretion determine.

8.2     Shortfalls

        In the event that the balance referred to in clause 8.1 is insufficient to pay in full the whole of the Outstanding Indebtedness, the Security Trustee or the Receiver, as the case may be, shall be entitled to collect the shortfall from the Owner or any other person liable for the time being therefor.

8.3     Application of Earnings received by Security Trustee or Receiver

        Any moneys received by the Security Trustee or any Receiver in respect of the Earnings shall:

8.3.1 if received by the Security Trustee, or in the hands of the Security Trustee, after a Default has occurred but prior to the occurrence of an Event of Default, be retained by the Security Trustee and shall be paid over by the Security Trustee, to the Owner at such times, in such amounts and for such purposes and/or shall be applied by the Security Trustee, in or towards satisfaction of any sums from time to time accruing due and payable by the Owner under the Security Documents or any of them or by virtue of payment demanded thereunder, in each case as the Security Trustee, may in its absolute discretion determine;

8.3.2 if received by the Security Trustee or any Receiver, or in the hands of the Security Trustee or any Receiver, after the occurrence of an Event of Default, be applied by the Security Trustee or any Receiver, in the manner specified in clause 8.1 and/or clause 8.3.1, as the Security Trustee or any Receiver, may in its absolute discretion determine.

8.4     Application of Insurances received by Security Trustee or Receiver

        Any moneys received by the Security Trustee or any Receiver in respect of the Insurances (other than in respect of a Total Loss) shall:

8.4.1 if received by the Security Trustee, or in the hands of the Security Trustee, after the occurrence of a Default but prior to the occurrence of an Event of Default, be retained by the Security Trustee, and shall be paid over by the Security Trustee, to the Owner at such times, in such amounts and for such purposes and/or shall be applied by the Security Trustee, in or towards satisfaction of any sums from time to time accruing due and payable by the Owner under the Security Documents or any of them or by virtue of payment demanded thereunder, in each case as the Security Trustee, may in its absolute discretion determine;

8.4.2 if received by the Security Trustee or any Receiver, or in the hands of the Security Trustee or any Receiver, after the occurrence of an Event of Default, be applied by the Security Trustee or such Receiver, in the manner specified in clause 8.1 and/or clause 8.4.1, as the Security Trustee or any Receiver, may in its absolute discretion determine.

9       Remedies cumulative and other provisions

9.1     No implied waivers; remedies cumulative

        No failure or delay on the part of the Security Trustee and/or any of the other Finance Parties to exercise any right, power or remedy vested in it or them under any of the Security Documents shall operate as a waiver thereof, nor shall any single or partial exercise by the Security Trustee and/or any of the other Finance Parties of any right, power or remedy nor the discontinuance, abandonment or adverse determination of any proceedings taken by the Security Trustee and/or any of the other Finance Parties to enforce any right, power or remedy preclude any other or further exercise thereof or proceedings to enforce the same or the exercise of any other right, power or remedy nor shall the giving by the Security Trustee of any consent to any act which by the terms of this Deed requires such consent prejudice the right of the Security Trustee to withhold or give consent to the doing of any other similar act. The remedies provided in the Security Documents are cumulative and are not exclusive of any remedies provided by law.

9.2     Delegation

        The Security Trustee shall be entitled, at any time and as often as may be expedient, to delegate all or any of the powers and discretions vested in it by the Mortgage and this Deed (including the power vested in it by virtue of clause 11) or any of the other Security Documents in such manner, upon such terms, and to such persons as the Security Trustee in its absolute discretion may think fit.

9.3     Incidental powers

        The Security Trustee shall be entitled to do all acts and things incidental or conducive to the exercise of any of the rights, powers or remedies possessed by it as mortgagee of the Ship (whether at law, under the Mortgage and/or this Deed or otherwise) and in particular (but without prejudice to the generality of the foregoing), upon becoming entitled to exercise any of its powers under clause 7.1, the Security Trustee shall be entitled to discharge any cargo on

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

        board the Ship (whether the same shall belong to the Owner or any other person) and to enter into such other arrangements in respect of the Ship, her insurances, management, maintenance, repair, classification and employment in all respects as if the Security Trustee was the owner of the Ship, but without being responsible for any loss incurred as a result of the Security Trustee doing or omitting to do any such acts or things as aforesaid.

10      Costs and indemnity

10.1    Costs

        The Owner shall pay to the Security Trustee (as security agent and trustee on behalf of the Finance Parties) on demand on a full indemnity basis all expenses or liabilities of whatsoever nature (including legal fees, fees of insurance advisers, printing, out-of-pocket expenses, stamp duties, registration fees and other duties or charges) together with any value added tax or similar tax payable in respect thereof, properly incurred by the Security Trustee and/or any of the other Finance Parties in connection with the enforcement of, or preservation of any rights under, the Mortgage, this Deed, or otherwise in respect of the Outstanding Indebtedness and the security therefor or in connection with the preparation, completion, execution or registration of the Mortgage and this Deed.

10.2    Security Trustee's and Receiver's Indemnity

        The Owner hereby agrees and undertakes to indemnify the Security Trustee and any Receiver against all losses, actions, claims, expenses, demands, obligations and liabilities whatever and whenever arising which may now or hereafter be incurred by the Security Trustee or any such Receiver, or by any manager, agent, officer or employee for whose liability, act or omission it or he may be answerable, in respect of, in relation to, or in connection with anything done or omitted in the exercise or purported exercise of the powers contained in the Mortgage, this Deed, or otherwise in connection therewith and herewith or with any part of the Mortgaged Property or otherwise howsoever in relation to, or in connection with, any of the matters dealt with in the Mortgage and this Deed.

11      Attorney

11.1    Power

        By way of security, the Owner hereby irrevocably appoints the Security Trustee (as security agent and trustee on behalf of the Finance Parties) and any Receiver, jointly and also severally, to be its attorney generally for and in the name and on behalf of the Owner, and as the act and deed or otherwise of the Owner to execute, seal and deliver and otherwise perfect and do all such deeds, assurances, agreements, instruments, acts and things which may be required for the full exercise of all or any of the rights, powers or remedies conferred by the Mortgage, this Deed, the Loan Agreement or any of the other Security Documents, or which may be deemed proper in or in connection with all or any of the purposes aforesaid (including, without prejudice to the generality of the foregoing, the execution and delivery of a bill of sale of the Ship). The power hereby conferred shall be a general power of attorney under the Powers of Attorney Act 1971, and the Owner ratifies and confirms, and agrees to ratify and confirm, any deed, assurance, agreement, instrument, act or thing which the Security Trustee or the Receiver may execute or do pursuant thereto. Provided always that such power shall not be exercisable by or on behalf of the Security Trustee until the happening of an Event of Default. which is continuing

11.2    Exercise of power

        The exercise of such power by or on behalf of the Security Trustee or any Receiver shall not put any person dealing with the Security Trustee or the Receiver upon any enquiry as to whether any Event of Default has happened, nor shall such person be in any way affected by notice that no such Event of Default has happened, and the exercise by the Security Trustee or the Receiver of such power shall be conclusive evidence of the Security Trustee's or such Receivers right to exercise the same.

11.3    Filings

        The Owner hereby irrevocably appoints the Security Trustee (as security agent and trustee on behalf of the Finance Parties) and any Receiver jointly and also severally to be its attorney in its name and on its behalf and as its act and deed or otherwise of it, to agree' the form of and to execute and do all deeds, instruments, acts and things in order to file, record, register or enroll the Mortgage and/or this Deed in any court, public office or elsewhere which the Security Trustee may in its discretion consider necessary or advisable, now or in the future, to ensure the legality, validity, enforceability or admissibility in evidence thereof and any other assurance, document, act or thing required to be executed by the Owner pursuant to clause 12.

  12    Further assurance

12.1 The Owner hereby further undertakes at its own expense from time to time to execute, sign, perfect, do and (if required) register every such further assurance, document, act or thing as in the opinion of the Security Trustee may be necessary or desirable for the purpose of more effectually mortgaging and charging the Mortgaged Property, perfecting the security constituted or intended to be constituted by the Mortgage and this Deed or permitting the Security Trustee and/or the Lenders to have access to the class certificates and records of the Ship or to the slips, cover notes, policies, certificates of entry or other instruments of insurance and all other records and statistics relating to the Insurances.

  13    Notices

13.1 The provisions of clause 16.1 of the Loan Agreement shall apply mutatis mutandis in respect of any certificate, notice, demand or other communication given or made under this Deed.

  14    Counterparts

14.1 This Deed may be entered into in the form of 2 counterparts, each executed by one of the parties, and, provided both the parties shall so execute this Deed, each of the executed counterparts, when duly exchanged or delivered, shall be deemed to be an original but, taken together, they shall constitute one instrument.

  15    Successors and assigns

15.1    Benefit and burden; no assignment by Owner

        This Deed shall be binding upon the Owner and its successors, and shall enure to the benefit of the Security Trustee (as security agent and trustee on behalf of the Finance Parties), the Finance Parties and their successors in title, Assignees and Substitutes, except that the Owner may not assign any of its rights or obligations hereunder without the prior written consent of the Security Trustee. The Owner expressly acknowledges and accepts the provisions of clause 14 of the Loan Agreement and agrees that any person in favour of whom an assignment or transfer is made in accordance with such clause shall be entitled to the benefit of this Deed.

  16    Severability of provisions

16.1 Each of the provisions in this Deed is severable and distinct from the others, and if at any time one or more such provisions is or becomes invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Deed shall not in any way be affected or impaired thereby.

  17    Law and jurisdiction

17.1    Law

        This Deed is governed by, and shall be construed in accordance with, English law.

17.2    Submission to jurisdiction

        For the benefit of the Security Trustee and the other Finance Parties, the parties hereto irrevocably agree that any legal action or proceedings in connection with the Mortgage and/or this Deed may be brought in the English courts or in the courts of any other country chosen by the Security Trustee and/or any of the other Finance Parties, each of which shall have jurisdiction to settle any disputes arising out of or in connection with the Mortgage and/or this Deed. The Owner irrevocably and unconditionally submits to the jurisdiction of the English courts and the courts of any country chosen by the Security Trustee and/or any of the other Finance Parties and irrevocably designates, appoints and empowers American Eagle Tankers UK Limited at present of 6th Floor, Wyndham House, 189 Marsh Wall, London E14 9SH to receive, for it and on its behalf, service of process issued out of the English courts in any legal action or proceedings arising out of or in connection with the Mortgage and/or this Deed. The submission to such jurisdiction shall not (and shall not be construed so as to) limit the right of the Security Trustee and/or any of the other Finance Parties to take proceedings against the Owner in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not. The parties further agree that only the courts of England and not those of any other State shall have jurisdiction to determine any claim which the Owner may have against the Security Trustee and/or any of the other Finance Parties arising out of or in connection with the Mortgage and/or this Deed.

 18     Third party rights

        No term of this Deed shall be enforceable pursuant to the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Deed.

IN WITNESS whereof this Deed has been duly executed as a deed the day and year first above written.

                                  Schedule 1
                        Names and addresses of Lenders


1       Danmarks Skibskreditfond
        Sankt Annae Plads 1-3
        Postboks 3028
        1021 Kobenhavn K
        Denmark

        Fax: 00 45 33 33 9666

                                  Schedule 2
                         Forms of Loss Payable Clauses


(A)  Hull and machinery (marine and war risks)

     By a Deed of Covenant dated . 2001 AMERICAN EAGLE TANKERS INC. LIMITED of Milner House, 18 Parliament Street, Hamilton, Bermuda (the "Owner") has assigned to DANMARKS SKIBSKREDITFOND of Sankt Annae Plads 1-3, Postboks 3028, 1021 Kobenhavn K, Denmark (the "Security Trustee") (as security agent and trustee on behalf of the Agent, the Arranger, the Underwriter and the banks and financial institutions listed in schedule 1 to the Deed of Covenant (the "Finance Parties")) all the Owner's rights, title and interest in and to all policies and contracts of insurance from time to time taken out or entered into by or for the benefit of the Owner in respect of m.v. ["EAGLE ONE"] ["EAGLE TWO"] and accordingly:

     (a) all claims hereunder in respect of an actual or constructive or compromised or arranged total loss, and all claims in respect of a major casualty (that is to say any casualty the claim in respect of which exceeds $3,000,000 (or the equivalent in any other currency) inclusive of any deductible) shall be paid in full to Security Trustee (on behalf of the Finance Parties) or to the Security Trustee's order; and

     (b) all other claims hereunder shall be paid in full to the Owner or to its order, unless and until the Security Trustee shall have notified the insurers hereunder to the contrary, whereupon all such claims shall be paid to the Security Trustee (on behalf of the Finance Parties) or to the Security Trustee's order.

(B)  War risks

     It is noted that DANMARKS SKIBSKREDITFOND of Sankt Annae Plads 1-3, Postboks 3028, 1021 Kobenhavn K, Denmark (the "Security Trustee") is interested as first assignee (as security agent and trustee on behalf of the Agent, the Arranger, the Underwriter and the banks and financial institutions listed in schedule 1 to a Deed of Covenant dated . 2001 (the "Finance Parties")) in the subject matter of this insurance. Save as hereinafter provided, all claims (whether in respect of actual, constructive, arranged or compromised total loss or otherwise) which, but for this Loss Payable Clause would be payable to AMERICAN EAGLE TANKERS INC. LIMITED of Milner House, 18 Parliament Street, Hamilton, Bermuda (the "Owner") shall be payable to or to the Security Trustee's order, provided always that unless and until notice in writing to the contrary has been received by the Association, claims (other than total loss claims) not exceeding $3,000,000 (or the equivalent in any other currency) in respect of any one claim shall be paid direct to the Owner or to its order.

(C)  Protection and indemnity risks

     Payment of any recovery which AMERICAN EAGLE TANKERS INC. LIMITED of Milner House, 18 Parliament Street, Hamilton, Bermuda (the "Owner") is entitled to make out of the funds of the Association in respect of any liability, costs or expenses incurred by the Owner, shall be made to the Owner or to its order, unless and until the Association receives notice to the contrary from DANMARKS SKIBSKREDITFOND of Sankt Annae Plads 1-3, Postboks 3028, 1021 Kobenhavn K, Denmark (the "Security Trustee") (as security agent and trustee on behalf of the Agent, the Arranger, the Underwriter and the banks and financial institutions listed in schedule 1 to a Deed of Covenant dated . 2001 (the "Finance Parties")) in which event all recoveries shall thereafter be paid to or to the Security Trustee's order; provided always that no liability whatsoever shall attach to the Association, its Managers or their agents for failure to comply with the latter obligation until the expiry of 2 clear business days from the receipt of such notice.

                                  Schedule 3
                  Form of Notice of Assignment of Insurances
             (For attachment by way of endorsement to the Policy)

1 AMERICAN EAGLE TANKERS INC. LIMITED of Milner House, 18 Parliament Street, Hamilton, Bermuda the Owner of the m.v. ["EAGLE ONE"] ["EAGLE TWO"] (the "Ship") HEREBY GIVES NOTICE that by a Deed of Covenant dated . 2001 and entered into by us with DANMARKS SKIBSKREDITFOND of Sankt Annae Plads 1-3, Postboks 3028, 1021 Kobenhavn K, Denmark (the "Security Trustee"), there has been assigned by us to the Security Trustee (as security agent and trustee on behalf of the Agent, the Arranger, the Underwriter and the banks and financial institutions listed in schedule 1 to a Deed of Covenant dated . 2001 (the "Finance Parties")) as first mortgagees of the said vessel all insurances in respect thereof, including the insurances constituted by the Policy whereon this notice is endorsed.

2 You are hereby irrevocably authorised and instructed to pay as from the date hereof all payments under all insurances and all entries in a Protection and Indemnity or War Risks Association or Club in accordance with the enclosed loss payable clause.

3 You are hereby instructed to endorse details of the assignment, notice of which is given to you herein, on all policies or entries relating to the Ship.



Signed
For and on behalf of
AMERICAN EAGLE TANKERS INC. LIMITED

 ................. 200.

                                  Schedule 4
                       Notice of Assignment of Earnings

To whom it may concern


TAKE NOTICE THAT:


By a Deed of Covenant dated             2001 and made between ourselves and
DANMARKS SKIBSKREDITFOND of Sankt Annae Plads 1-3, Postbooks 3028, 1021 Kobenhavn K, Denmark (the "Security Trustee") (as security agent and trustee on behalf of the Agent, the Arranger, the Underwriter and the banks and financial institutions listed in schedule 1 to a Deed of Covenant dated . 2001 (the "Finance Parties")) we have assigned to the Security Trustee (as security agent and trustee on behalf of the Finance Parties) all our rights, title and interest in and to all earnings of our vessel m.v. ["EAGLE ONE"] ["EAGLE TWO"] Call sign and Official No. . registered in Singapore and all such earnings shall be paid to the Owner until such time as a Default (as defined in the Deed of Covenant) shall occur and the Security Trustee shall direct to the contrary whereupon all such earnings shall be payable to the Security Trustee (as security agent and trustee on behalf of the Finance Parties) or as it may direct.


------------------------------------
For and on behalf of
AMERICAN EAGLE TANKERS INC. LIMITED

[SIGNED, SEALED and DELIVERED                )
as a DEED by                                 )
for and on behalf of                         )
AMERICAN EAGLE TANKERS INC. LIMITED          )
pursuant to a power of attorney              )  ------------------------------
dated              200.                      )  Attorney-in-Fact)
in the presence of:



SIGNED, SEALED and DELIVERED                 )
as a DEED by                                 )
for and on behalf of                         )
DANMARKS SKIBSKREDITFOND                     )
(as Security Trustee)                        )
pursuant to a power of attorney              )  ------------------------------
dated              200.                      )  Attorney-in-Fact)
in the presence of:

                                  Schedule 6
                        Form of Manager's Undertaking

                                    Part 1

   (If the Approved Manager is NOL or a Subsidiary thereof, other than the
                                   Borrower)

To:   Danmarks Skibskreditfond
      Sankt Annae Plads 1-3
      Postboks 3028
      1021 Kobenhavn K
      Denmark
      As Security Trustee on behalf of the Lenders

From: [Insert name and address of the Manager]

                                                                          {date}

Dear Sirs

US$100,000,000 Loan to American Eagle Tankers Inc. Limited

1 Loan Agreement

  We understand that under a Loan Agreement (the "Loan Agreement") dated 29 May 2001 between (1) Danmarks Skibskreditfond in its capacity as agent, (2) Danmarks Skibskreditfond in its capacity as arranger and underwriter, (3) Danmarks Skibskreditfond in your capacity as security trustee (the "Security Trustee") (4) the banks and financial institutions listed in schedule 1 therein (the "Lenders" which expression includes the Lenders' successors and assigns) and (5) American Eagle Tankers Inc. Limited (the "Borrower"), the Lenders agreed to make a loan (the "Loan") to the Borrower and that it is a condition to the Lenders' agreement to make the Loan to the Borrower that we [insert name of Approved Manager] (the "Manager") enter into this letter in favour of you as Security Trustee on behalf of the Lenders.

2 Confirmation of appointment

  We hereby confirm that:

  (a) we have been appointed as the manager of m.v. ["EAGLE [ONE][TWO]"] (the "Ship" registered under the [Singapore][USA] flag pursuant to a Management Agreement (the "Management Agreement") dated {date} between ourselves and the Borrower (as owner of the Ship) and that we have accepted our appointment thereunder in accordance with the terms and conditions thereof; and

  (b) to the best of our knowledge the representations and warranties made by the Borrower set out in clauses 7.2.8, 7.2.9 and 7.2.10 of the Loan Agreement are true and correct.

3 Representation and warranty

  We hereby represent and warrant that the copy of the Management Agreement set out in the Appendix to this letter is a true and complete copy of the Management Agreement, that the Management Agreement constitutes valid and binding obligations of the Manager enforceable in accordance with its terms and that there have been no amendments or variations thereto or defaults thereunder by the Manager or, to the best of the Manager's knowledge and belief, the Borrower.

    4 Undertakings

      The Manager undertakes with you as Security Trustee on behalf of the Lenders that:

      (a) the manager will not agree or purport to agree to any material amendment or variation of the Management Agreement without the prior written consent of the Security Trustee;

      (b) the Manager will procure that any sub-manager appointment by it pursuant to clause * of the Management Agreement or otherwise will, on or before the date of such appointment, enter into an undertaking in favour of the Security Trustee in substantially the same form (mutatis mutandis) as this letter;

      (c) the Manager will not, without the prior written consent of the Security Trustee, take any action or institute any proceedings or make or assert any claim on or in respect of:

          (i) the Ship or its policies and contracts of insurance (which expression includes all entries of the Ship in a protection and indemnity or war risks association) which are from time to time during the Security Period in place or taken out or entered into by or for the benefit of the Owner (whether in the sole name of the Borrower, or in the joint names of the Borrower and the Security Trustee or otherwise) in respect of the Ship and her Earnings or otherwise howsoever in connection with the Ship and all benefits thereof (including claims of whatsoever nature and returns of premiums) (the "Insurances"); or

          (ii) all moneys whatsoever from time to time due or payable to the Borrower during the Security Period arising out of the use or operation of the Ship including (but5 without limiting the generality of the foregoing) all freight, hire and passage moneys, income arising under pooling arrangements, compensation payable to the Borrower in event of requisition of the Ship for hire, remuneration for salvage and towage services, demurrage and detention moneys, and damages for breach (or payments for variation or termination) of any charterparty or other contract for the employment of the Ship (the "Earnings"); or

          (iii) any other property or other assets of the Borrower which the Security Trustee has previously advised the Manager are subject to any encumbrance or right to set-off in favour of the Security Trustee by virtue of any of the Security Documents;

      (d) the Manager will discontinue any such action or proceedings or claim which may have been taken, instituted or made or asserted, promptly upon notice from the Security Trustee to do so;

      (e) the Manager will promptly notify the Security Trustee if at any time the amount owed by the Borrower to the Manager pursuant to the Management Agreement (whether in respect of the Manager's remuneration or disbursements or otherwise) exceeds $500,000 or the equivalent in other currencies; and

      (f) the Manager will provide the Security Trustee with such information concerning the Ship as the Security Trustee may from time to time reasonably require.

    5 Law and jurisdiction

      (a) The agreement constituted by this letter shall be governed by and construed in accordance with English law.

      (b) The Manage agrees, for the benefit of the Security Trustee and the Lenders, that any legal action or proceedings arising out of or in connection with this letter against the Manager or any of its assets may be brought in the English courts. The Manager irrevocably and unconditionally submits to the jurisdiction of such courts and whoever irrevocably designates, appoints and empowers [American Eagle Tankers UK Limited of 6th Floor, Wyndham House, 189 Marsh Wall, London E14 9SH] to receive for it and on its behalf, service of process issued out of the English courts in any such legal action or proceedings. The submission to such jurisdiction shall not (and shall not be construed to as to) limit the rights of the Agent, the Security Trustee or the Lenders to take any proceedings against the manager in the courts of any other competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

6     Third party rights

      No term of this letter shall be enforceable pursuant to the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this letter.

Words and expressions defined in the Loan Agreement shall have the same meanings when used in this letter unless the context otherwise requires.

Yours faithfully

For and on behalf of

[Name of Approved Manager]

--------------------------------

                                   Appendix

                       Copy of the Management Agreement

                                    Part 2

        (If the Approved Manager is not an NOL or a Subsidiary thereof)

To: Danmarks Skibskreditfond
    Sankt Annae Plads 1-3
    Postboks 3028
    1021 Kobenhavn K
    Denmark
    As Security Trustee on behalf of the Lenders

From: Insert name and address of the Manager]

                                                                          {date}

Dear Sirs

US$100,000,000 Loan to American Eagle Tankers Inc. Limited

1  Loan Agreement

   We understand that under a Loan Agreement (the "Loan Agreement") dated 29 May 2001 between (1) Danmarks Skibskreditfond in its capacity as agent, (2) Danmarks Skibskreditfond in its capacity as arranger and underwriter, (3) Danmarks Skibskreditfond in your capacity as security trustee (the "Security Trustee") (4) the banks and financial institutions listed in schedule 1 therein (the "Lenders" which expression includes the Lenders' successors and assigns) and (5) American Eagle Tankers Inc. Limited (the "Borrower"), the Lenders agreed to make a loan (the "Loan") to the Borrowers and that it is a condition to the Lenders' agreement to make the Loan to the Borrower that we [insert name of Approved Manager] (the "Manager") enter into this letter in favour of you as Security Trustee on behalf of the Lenders.

2  Confirmation of appointment

   We hereby confirm that:

   (a) we have been appointed as the manager of m.v. ["EAGLE [ONE][TWO]"] (the "Ship") registered under the [Singapore][USA] flat pursuant to a Management Agreement (the "Management Agreement") dated {date} between ourselves and the Borrower (as owner of the Ship) and that we have accepted our appointment thereunder in accordance with the terms and conditions thereof; and

   (b) to the best of our knowledge the representations and warranties made by the Borrower set out in clauses 7.2.8, 7.2.9 and 7.2.10 of the Loan Agreement are true and correct.

3  Representation and warranty

   We hereby represent and warrant that the copy of the Management Agreement set out in the Appendix to this letter is a true and complete copy of the Management Agreement, that the Management Agreement constitutes valid and binding obligations of the Manager enforceable in accordance with its terms and that there have been no amendments or variations thereto or defaults thereunder by the Manager or, to the best of the Manager's knowledge and belief, the Borrower.

4  Undertakings

   The Manager undertakes with you as Security Trustee on behalf of the Lenders that:

   (a) the Manager will not agree or purport to agree to any material amendment or variation of the Management Agreement without the prior written consent of the Security Trustee;

  (b) the Manager will procure that any sub-manager appointed by it pursuant to clause . of the Management Agreement or otherwise will, on or before the date of such appointment, enter into an undertaking in favour of the Security Trustee in substantially the same form (mutatis mutandis) as this letter,

  (c) the Manager will promptly notify the Security Trustee if at any time the amount owed by the Borrower to the Manager pursuant to the Management Agreement (whether in respect of the Manager's remuneration or disbursements or otherwise) exceeds $500,000 or the equivalent in other currencies, and

  (d) the Manager will provide the Security Trustee with such information concerning the Ship as the Security Trustee may from time to time reasonably required.

5 Law and jurisdiction

  (a) The agreement constituted by this letter shall be governed by and construed in accordance with English law.

  (b) The Manager agrees, for the benefit of the Security Trustee and the Lenders, that any legal action or proceedings arising out of or in connection with this letter against the Manager or any of its assets may be brought in the English courts. The Manager irrevocably and unconditionally submits to the jurisdiction of such courts and whoever irrevocably designates, appoints and empowers [.] of [.] to receive for it and on its behalf, service of process issued out of the English courts in any such legal action or proceedings. The submission to such jurisdiction shall not (and shall not be construed so as to) limit the rights of the Agent, the Security Trustee or the Lenders to take any proceedings against the Manager in the courts of any other competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

6 Third party rights

  No term of the letter shall be enforceable pursuant to the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this letter.

Words and expressions defined in the Loan Agreement shall have the same meanings when used in this letter unless the context otherwise requires.

Yours faithfully

For and on behalf of

[Name of Approved Manager]

--------------------------

                                   Appendix

                       Copy of the Management Agreement

                                  Schedule 7

                         Form of Classification Letter

To: [Name of Classification Society]

                                                                            2001

Dear Sirs,

Name of vessel:     m.t. "o" (the "Vessel")
Flag:               Singapore
Name of Owner:      American Eagle Tankers Inc. Limited (the "Owner")
Name of Mortgagee:  Danmarks Skibskreditfond as Security Trustee (the "Agent")
-------------------------------------------------------------------------------

We refer to the Vessel, which is registered in the ownership of the Owner, and which has been entered in and classed by o (the "Classification Society").

The Agent, among others, has agreed to provide mortgage secured finance to the Owner upon condition that among other things, the Owner issues this letter of instruction to the Classification Society in this form as presented by the Agent.

The Owner and the Agent irrevocably and unconditionally instruct and authorise the Classification Society (notwithstanding any previous instructions whatsoever which the Owner may have given to the Classification Society to the contrary) as follows:

1 to send to the Agent, following receipt of a written request from the Agent, certified true copies of all original certificates of class held by the Classification Society in relation to the Vessel;

2 to allow the Agent (or its agents), at any time and from time to time, to inspect the classification reports of the Owner for this Vessel at the offices of the Classification Society and to take copies of them;

Notwithstanding the above instructions given for the benefit of the Agent, the Owner shall continue to be responsible to the Classification Society for the performance and discharge of all its obligations and liabilities relating to or arising out of or in connection with the contract it has with the Classification Society, and nothing in this letter should be construed as imposing any obligation or liability on the Agent to the Classification Society in respect thereof. The instructions and authorisations which are contained in this notice shall remain in full force and effect until the Owner and the Agent together give you notice in writing revoking them.

The Owner undertakes to reimburse the Classification Society in full for any costs or expenses it may incur in complying with the instructions and authorisations referred to in this letter.

This letter is governed by English law, the English courts have sole jurisdiction over any dispute and the terms and conditions attached at Appendix A apply.

-----------------------------------        --------------------------------
For and on behalf of                       For and on behalf of
American Eagle Tankers Inc. Limited        Danmarks Skibskreditfond

                                  Appendix A

         Form of Letter of Undertaking from the Classification Society

American Eagle Tankers Inc. Limited
and
Danmarks Skibskreditfond (Agent)

Dear Sirs

Name of Vessel:     [     ] (the "Vessel")
Flag:               Singapore
Name of owner:      American Eagle Tankers Inc. Limited (the "Owner")
Name of mortgagee:  Danmarks Skibskreditfond as Security Trustee (the "Agent")

We [insert name of classification society], hereby acknowledge receipt of a
letter (a copy of which is attached hereto) dated [     ] sent to us by the
Owner and the Agent (together the "Instructing Parties") regarding to the Vessel.

In consideration of the payment of US$10 by the Instructing Parties and the agreement by the Agent to approve the selection of the [insert name of classification society] (the receipt and adequacy of which is hereby acknowledged), we undertake to comply with the instructions of the Instructing Parties contained in such letter.

This letter is governed by English law.

Yours faithfully


----------------------
For and on behalf of
[insert name of classification society]

                                  Schedule 8

                         Form of Officer's Certificate

                         (to be given by the Borrower)

(Letterhead of Borrower)

To:  Danmarks Skibskreditfond
     Sankt Annae Plads 1-3
     Postboks 3028
     1021 Kobenhavn K
     Denmark
     (as Agent on behalf of the Lenders)

                                                                          {date}

I, [name], [Position] of American Eagle Tankers Inc. Limited of Milner House, 18 Parliament Street, Hamilton, Bermuda (the "Borrower")

HEREBY CERTIFY that:

     (a) attached hereto marked "A", are true, complete and up to date copies of all documents which contain or establish or relate to the constitution of the Borrower;

     (b) attached hereto marked "B", is a true and correct extract of resolutions duly passed at meeting[s] of the Board of Directors of the Borrower duly convened and held approving the, the Contracts [, the Management Agreement, the Bareboat Charter] and the Borrower's Security Documents and authorising the signature, delivery and performance of the Borrower's Security Documents and such resolutions have not been amended, modified or revoked and are in full force and effect;

     (c) no consents, authorisations, licences or approvals are necessary for the Borrower to authorise or are required by the Borrower in connection with the borrowing by the Borrower of the Commitment pursuant to a Loan Agreement (the "Loan Agreement") dated 29 May 2001 entered into between (1) the Borrower and (2) yourselves as Agent, Arranger, Security Trustee and Underwriter and (3) the banks and financial institutions listed in Schedule 1 to the Loan Agreement or the execution, delivery or performance of the Borrower's Security Documents;

     (d) the following persons are the Directors and Officers of the Borrower holding the positions specified opposite their names:

          Name                Position

          o                   o

          o                   o

          o                   o

     (e) that Neptune Orient Lines Limited is, as of the date of this certificate, the legal owner and, to the best of our knowledge, the beneficial owner of not less than 51% of the issued and voting shares in the capital of the Borrower;

     (f) the 7 bareboat charter agreements entered into by the Borrower between 1996 and 1999 in respect of [name of ships] were entered into on arms length terms and reflect the then prevailing market value of the respective ships.

Words and expressions defined in the Loan Agreement shall have the same meanings when used herein:


                Signed: ________________________

                Name:  _________________________

                Position held:  ________________

SIGNED by
for and on behalf of
AMERICAN EAGLE TANKERS INC. LIMITED     [ILLEGIBLE]
dated          2001                     -----------
                                    Authorised signatory

SIGNED by                               [ILLEGIBLE]
for and on behalf of                    -----------
DANMARKS SKIBSKREDITFOND            Authorised signatory
as Lender                               [ILLEGIBLE]
                                        -----------
                                    Authorised signatory

SIGNED by                               [ILLEGIBLE]
for and on behalf of                    -----------
DANMARKS SKIBSKREDITFOND            Authorised signatory
as Arranger                             [ILLEGIBLE]
                                        -----------
                                    Authorised signatory

SIGNED by                               [ILLEGIBLE]
for and on behalf of                    -----------
DANMARKS SKIBSKREDITFOND            Authorised signatory
as Underwriter                          [ILLEGIBLE]
                                        -----------
                                    Authorised signatory

SIGNED by                               [ILLEGIBLE]
for and on behalf of                    -----------
DANMARKS SKIBSKREDITFOND            Authorised signatory
as Agent                                [ILLEGIBLE]
                                        -----------
                                    Authorised signatory

SIGNED by                               [ILLEGIBLE]
for and on behalf of                    -----------
DANMARKS SKIBSKREDITFOND            Authorised signatory
as Security Trustee                     [ILLEGIBLE]
                                        -----------
                                    Authorised signatory